                                                                  EXECUTION COPY

                            ECHOSTAR DBS CORPORATION

                          5-3/4% SENIOR NOTES DUE 2008

                                    INDENTURE

                           Dated as of October 2, 2003

                         U.S. Bank National Association

                                     Trustee

                                                                  EXECUTION COPY

                              CROSS-REFERENCE TABLE

   TIA                                                                 Indenture
 Section                                                                Section
 -------                                                                -------
310(a)(1)....................................................             7.10
   (a)(2)....................................................             7.10
   (a)(3)....................................................             N/A
   (a)(4)....................................................             N/A
   (b).......................................................             7.10
   (c).......................................................             N/A
311(a).......................................................             7.11
   (b).......................................................             7.11
   (c).......................................................             N/A
312(a).......................................................             2.05
   (b).......................................................            11.03
   (c).......................................................            11.03
313(a).......................................................             7.06
   (b)(1)....................................................             7.06
   (b)(2)....................................................             7.07
   (c).......................................................         7.06; 11.02
   (d).......................................................             7.06
314(a).......................................................        4.03(a); 11.05
   (4).......................................................             4.04
   (b).......................................................             N/A
   (c)(1)....................................................            11.04
   (c)(2)....................................................            11.04
   (c)(3)....................................................             N/A
   (d).......................................................             N/A
   (e).......................................................            11.05
   (f).......................................................             N/A
315(a).......................................................           7.01(b)
   (b).......................................................         7.05; 11.02
   (c).......................................................           7.01(a)
   (d).......................................................             7.01
   (e).......................................................             6.11
316(a) (last sentence).......................................             2.09
   (a)(1)(A).................................................             6.05
   (a)(1)(B).................................................             6.04
   (a)(2)....................................................             N/A
   (b).......................................................             6.07
   (c).......................................................             2.12
317(a)(1)....................................................             6.08
   (a)(2)....................................................             6.09
   (b).......................................................             2.04
318(a).......................................................            11.01
   (c).......................................................            11.01

------------------------
N/A means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

                                        i
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                                TABLE OF CONTENTS

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                                                        ARTICLE 1
                                       DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions..........................................................................       1

SECTION 1.02.     Other Definitions....................................................................      18

SECTION 1.03.     Incorporation by Reference of Trust Indenture Act....................................      19

SECTION 1.04.     Rules of Construction................................................................      20

                                                        ARTICLE 2
                                                        THE NOTES

SECTION 2.01.     Form and Dating......................................................................      20

SECTION 2.02.     Form of Execution and Authentication.................................................      22

SECTION 2.03.     Registrar and Paying Agent...........................................................      23

SECTION 2.04.     Paying Agent To Hold Money in Trust..................................................      23

SECTION 2.05.     Lists of Holders of the Notes........................................................      24

SECTION 2.06.     Transfer and Exchange................................................................      24

SECTION 2.07.     Replacement Notes....................................................................      35

SECTION 2.08.     Outstanding Notes....................................................................      35

SECTION 2.09.     Treasury Notes.......................................................................      35

SECTION 2.10.     Temporary Notes......................................................................      36

SECTION 2.11.     Cancellation.........................................................................      36

SECTION 2.12.     Defaulted Interest...................................................................      36

SECTION 2.13.     Record Date..........................................................................      36

SECTION 2.14.     CUSIP Number.........................................................................      37

                                                        ARTICLE 3
                                                       REDEMPTION

SECTION 3.01.     Notices to Trustee...................................................................      37

SECTION 3.02.     Selection of Notes To Be Redeemed....................................................      37

SECTION 3.03.     Notice of Redemption.................................................................      38

SECTION 3.04.     Effect of Notice of Redemption.......................................................      38

SECTION 3.05.     Deposit of Redemption Price..........................................................      38

SECTION 3.06.     Notes Redeemed in Part...............................................................      39
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                                TABLE OF CONTENTS
                                   (continued)

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SECTION 3.07.     Optional Redemption..................................................................      39

SECTION 3.08.     Offer To Purchase by Application of Excess Proceeds..................................      41

                                                        ARTICLE 4
                                                        COVENANTS

SECTION 4.01.     Payment of Notes.....................................................................      43

SECTION 4.02.     Maintenance of Office or Agency......................................................      43

SECTION 4.03.     Reports..............................................................................      44

SECTION 4.04.     Compliance Certificate...............................................................      44

SECTION 4.05.     Taxes................................................................................      45

SECTION 4.06.     Stay, Extension and Usury Laws.......................................................      45

SECTION 4.07.     Limitation on Restricted Payments....................................................      45

SECTION 4.08.     Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries........      50

SECTION 4.09.     Limitation on Incurrence of Indebtedness.............................................      51

SECTION 4.10.     Asset Sales..........................................................................      54

SECTION 4.11.     Limitation on Transactions with Affiliates...........................................      56

SECTION 4.12.     Limitation on Liens..................................................................      59

SECTION 4.13.     Additional Subsidiary Guarantees.....................................................      59

SECTION 4.14.     Corporate Existence..................................................................      60

SECTION 4.15.     Offer To Purchase Upon Change of Control.............................................      60

SECTION 4.16.     Limitation on Activities of the Company..............................................      61

SECTION 4.17.     Intentionally Omitted................................................................      61

SECTION 4.18.     Accounts Receivable Subsidiary.......................................................      61

SECTION 4.19.     Dispositions of ETC and Non-Core Assets..............................................      64

SECTION 4.20.     Payments For Consent.................................................................      67

SECTION 4.21.     Termination or Suspension of Certain Covenants Under Certain Conditions..............      67

                                                        ARTICLE 5
                                                       SUCCESSORS

SECTION 5.01.     Merger, Consolidation, or Sale of Assets of the Company..............................      68

SECTION 5.02.     Successor Corporation Substituted....................................................      69
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                                      iii

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                                TABLE OF CONTENTS
                                   (continued)

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                                                       ARTICLE 6
                                                 DEFAULTS AND REMEDIES

SECTION 6.01.     Events of Default....................................................................      69

SECTION 6.02.     Acceleration.........................................................................      70

SECTION 6.03.     Other Remedies.......................................................................      71

SECTION 6.04.     Waiver of Past Defaults..............................................................      71

SECTION 6.05.     Control by Majority..................................................................      71

SECTION 6.06.     Limitation on Suits..................................................................      72

SECTION 6.07.     Rights of Holders of Notes To Receive Payment........................................      72

SECTION 6.08.     Collection Suit by Trustee...........................................................      72

SECTION 6.09.     Trustee May File Proofs of Claim.....................................................      73

SECTION 6.10.     Priorities...........................................................................      73

SECTION 6.11.     Undertaking for Costs................................................................      74

                                                        ARTICLE 7
                                                         TRUSTEE

SECTION 7.01.     Duties of Trustee....................................................................      74

SECTION 7.02.     Rights of Trustee....................................................................      75

SECTION 7.03.     Individual Rights of Trustee.........................................................      76

SECTION 7.04.     Trustee's Disclaimer.................................................................      76

SECTION 7.05.     Notice of Defaults...................................................................      76

SECTION 7.06.     Reports by Trustee to Holders of the Notes...........................................      76

SECTION 7.07.     Compensation and Indemnity...........................................................      77

SECTION 7.08.     Replacement of Trustee...............................................................      77

SECTION 7.09.     Successor Trustee by Merger, Etc.....................................................      79

SECTION 7.10.     Eligibility; Disqualification........................................................      79

SECTION 7.11.     Preferential Collection of Claims Against Company....................................      79

                                                        ARTICLE 8
                                        LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.     Option To Effect Legal Defeasance or Covenant Defeasance.............................      79

SECTION 8.02.     Legal Defeasance and Discharge.......................................................      79

SECTION 8.03.     Covenant Defeasance..................................................................      80
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                                TABLE OF CONTENTS
                                   (continued)

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SECTION 8.04.     Conditions to Legal or Covenant Defeasance...........................................      80

SECTION 8.05.     Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous
                  Provisions...........................................................................      82

SECTION 8.06.     Repayment to Company.................................................................      82

SECTION 8.07.     Reinstatement........................................................................      82

                                                        ARTICLE 9
                                            AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.     Without Consent of Holders of Notes..................................................      83

SECTION 9.02.     With Consent of Holders of Notes.....................................................      83

SECTION 9.03.     Compliance with Trust Indenture Act..................................................      85

SECTION 9.04.     Revocation and Effect of Consents....................................................      85

SECTION 9.05.     Notation on or Exchange of Notes.....................................................      85

SECTION 9.06.     Trustee To Sign Amendments, Etc......................................................      85

                                                       ARTICLE 10
                                                       GUARANTEES

SECTION 10.01.    Guarantee............................................................................      86

SECTION 10.02.    Execution and Delivery of Guarantees.................................................      87

SECTION 10.03.    Merger, Consolidation or Sale of Assets of Guarantors................................      88

SECTION 10.04.    Successor Corporation Substituted....................................................      88

SECTION 10.05.    Releases from Guarantees.............................................................      89

                                                       ARTICLE 11
                                                      MISCELLANEOUS

SECTION 11.01.    Trust Indenture Act Controls.........................................................      89

SECTION 11.02.    Notices..............................................................................      89

SECTION 11.03.    Communication by Holders of Notes with Other Holders of Notes........................      90

SECTION 11.04.    Certificate and Opinion as to Conditions Precedent...................................      91

SECTION 11.05.    Statements Required in Certificate or Opinion........................................      91

SECTION 11.06.    Rules by Trustee and Agents..........................................................      91

SECTION 11.07.    No Personal Liability of Directors, Officers, Employees, Incorporators and
                  Stockholders.........................................................................      91

SECTION 11.08.    Governing Law........................................................................      92

SECTION 11.09.    No Adverse Interpretation of Other Agreements........................................      92
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                                TABLE OF CONTENTS
                                   (continued)

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SECTION 11.10.    Successors...........................................................................      92

SECTION 11.11.    Severability.........................................................................      92

SECTION 11.12.    Counterpart Originals................................................................      92

SECTION 11.13.    Table of Contents, Headings, Etc.....................................................      92

EXHIBITS

EXHIBIT A  FORM OF NOTE
EXHIBIT B  FORM OF GUARANTEE
EXHIBIT C  FORM OF CERTIFICATE OF TRANSFER
EXHIBIT D  FORM OF CERTIFICATE OF EXCHANGE

                  INDENTURE, dated as of October 2, 2003, among EchoStar DBS Corporation (the "Company"), a Colorado corporation, the Guarantors (as hereinafter defined) and U.S. Bank National Association, as trustee (the "Trustee").

                  The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's 5-3/4% Senior Notes due 2008.

                                    RECITALS

                  The Company and the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes and the Guarantees.

                  All things necessary (i) to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company and delivered hereunder, the valid obligations of the Company, (ii) to make the Guarantees when executed by the Guarantors and delivered hereunder the valid obligations of the Guarantors, and (iii) to make this Indenture a valid agreement of the Company and the Guarantors, all in accordance with their respective terms, have been done.

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed as follows for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

                  "144A Global Note" means one or more global Notes substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, which, in the aggregate, are equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 144A.

                  "Accounts Receivable Subsidiary" means one Unrestricted Subsidiary of the Company specifically designated as an Accounts Receivable Subsidiary for the purpose of financing the Company's accounts receivable and provided that any such designation shall not be deemed to prohibit the Company from financing accounts receivable through any other entity, including, without limitation, any other Unrestricted Subsidiary.

                  "Accounts Receivable Subsidiary Notes" means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.

                  "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, or Indebtedness incurred by such specified Person in connection with the acquisition of assets, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person or the acquisition of such assets, as the case may be.

                  "Acquired Subscriber" means a subscriber to a telecommunications service provided by a telecommunications service provider that is not an Affiliate of the Company at the time the Company or one of its Restricted Subsidiaries purchases the right to provide telecommunications services to such subscriber from such telecommunications service provider, whether directly or through the acquisition of the entity providing telecommunications services or assets used or to be used to provide telecommunications service to such subscriber.

                  "Acquired Subscriber Debt" means (i) Indebtedness, the proceeds of which are used to pay the purchase price for Acquired Subscribers or to acquire the entity which has the right to provide telecommunications services to such Acquired Subscribers or to acquire from such entity or an Affiliate of such entity assets used or to be used in connection with such telecommunications business; provided that such Indebtedness is incurred within three years after the date of the acquisition of such Acquired Subscriber and (ii) Acquired Debt of any such entity being acquired; provided that in no event shall the amount of such Indebtedness and Acquired Debt for any Acquired Subscriber exceed the sum of the actual purchase price (inclusive of such Acquired Debt) for such Acquired Subscriber, such entity and such assets plus the cost of converting such Acquired Subscriber to usage of a delivery format for telecommunications services made available by the Company or any of its Restricted Subsidiaries.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control; provided further that no individual, other than a director of EchoStar or the Company or an officer of EchoStar or the Company with a policy making function, shall be deemed an Affiliate of the Company or any of its Subsidiaries solely by reason of such individual's employment, position or responsibilities by or with respect to EchoStar, the Company or any of their respective Subsidiaries.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

                  "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

                  "Cash Equivalents" means: (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-1 or better, A-1 or better or the equivalent thereof by Moody's or S&P, respectively, and in each case maturing within 12 months after the date of acquisition; and
(f) money market funds offered by any domestic commercial or investment bank having capital and surplus in excess of $500 million at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

                  "Change of Control" means: (a) any transaction or series of transactions the result of which is that any Person (other than the Principal or a Related Party) individually owns more than 50% of the total Equity Interest of ECC; (b) the first day on which a majority of the members of the Board of Directors of EchoStar are not Continuing Directors; or (c) any time that EchoStar shall cease to beneficially own 100% of the Equity Interests of the Company.

                  "Clearstream" means Clearstream Banking, societe anonyme.

                  "Communications Act" means the Communications Act of 1934, as amended.

                  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus, to the extent deducted in computing Consolidated Net Income: (a) provision for taxes based on income or profits; (b) Consolidated Interest Expense; (c) depreciation and amortization (including amortization of goodwill and other intangibles) of such Person for such period; and (d) any extraordinary loss and any net loss realized in connection with any Asset Sale, in each case, on a consolidated basis determined in accordance with GAAP; provided that Consolidated Cash Flow shall not include interest income derived from the net proceeds of the Offering.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, consolidated interest expense of such Person for such period, whether paid or accrued, including amortization of original issue discount and deferred financing costs, non-cash interest payments and the interest component of Capital Lease Obligations, on a consolidated basis determined in accordance with GAAP; provided, however, that with respect to the calculation of the consolidated interest expense of the Company, the interest expense of Unrestricted Subsidiaries shall be excluded.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries or, if such Person is the Company, of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that: (a) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person, in the case of a gain, or to the extent of any contributions or other payments by the referent Person, in the case of a loss; (b) the Net Income of any Person that is a Subsidiary that is not a Wholly Owned Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person; (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (d) the Net Income of any Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; and (e) the cumulative effect of a change in accounting principles shall be excluded.

                  "Consolidated Net Tangible Assets" means, with respect to any Person, the aggregate amount of assets of such Person (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth in the books and records of such Person and its consolidated Subsidiaries as of the end of the most recently ended fiscal quarter and computed in accordance with GAAP.

                  "Consolidated Net Worth" means, with respect to any Person, the sum of: (a) the stockholders' equity of such Person; plus (b) the amount reported on such Person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less: (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person; and (ii) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined on a consolidated basis in accordance with GAAP.

                  "Continuing Director" means, as of any date of determination, any member of the Board of Directors of EchoStar who: (a) was a member of such Board of Directors on the date of this Indenture; or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or was nominated for election or elected by the Principal and his Related Parties.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 or such other address as to which the Trustee may give notice to the Company.

                  "DBS" means direct broadcast satellite.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Deferred Payments" means Indebtedness owed to satellite construction or launch contractors incurred after the date of this Indenture in connection with the construction or launch of one or more satellites of the Company or its Restricted Subsidiaries used by the Company and/or them in the businesses described in Section 4.16 in an aggregate principal amount not to exceed $200 million at any one time outstanding.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 of this Indenture, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means the Depository Trust Company and any and all successors thereto appointed as depositary hereunder and having become such pursuant to an applicable provision of this Indenture.

                  "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the Notes have been paid in full.

                  "DNCC" means Dish Network Credit Corporation, a Colorado corporation.

                  "EchoStar" means EchoStar Communications Corporation, a Nevada corporation, together with each Wholly Owned Subsidiary of EchoStar that beneficially owns 100% of the Equity Interests of the Company, but only so long as EchoStar beneficially owns 100% of the Equity Interests of such Subsidiary.

                  "EchoStar Dish Network" means the DBS service of the Company and its Subsidiaries.

                  "EchoStar I" means the Company's high-powered direct broadcast satellite as identified in EchoStar's Annual Report on Form 10-K for the year ended December 31, 2002 and consolidated financial statements included therein.

                  "EchoStar II" means the Company's high-powered direct broadcast satellite as identified in EchoStar's Annual Report on Form 10-K for the year ended December 31, 2002 and consolidated financial statements included therein.

                  "EchoStar III" means the high-powered direct broadcast satellite as identified in EchoStar's Annual Report on Form 10-K for the year ended December 31, 2002 and consolidated financial statements included therein.

                  "EchoStar IV" means the high-powered direct broadcast satellite as identified in EchoStar's Annual Report on Form 10-K for the year ended December 31, 2002 and consolidated financial statements included therein.

                  "EDBS Exchange Indenture" means the indenture, dated as of November 4, 2002, among the Company, the guarantors of the EDBS Exchange Notes named therein and U.S. Bank National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

                  "EDBS Exchange Notes" means the $1,000,000,000 aggregate principal original issue amount of 10-3/8% Senior Notes due 2007 issued by the Company.

                  "EDBS Notes" means the 2001 EDBS Notes, the 1999 EDBS Notes and the EDBS Exchange Notes.

                  "EDBS Notes Indentures" means the 2001 EDBS Notes Indenture, the 1999 EDBS Notes Indenture and the EDBS Exchange Indenture.

                  "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "ESC" means EchoStar Satellite Corporation, a Colorado corporation.

                  "ETC" means EchoStar Technologies Corporation, a Texas corporation.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) or pursuant to a registered exchange offer for Notes with a Private Placement Legend issued after the Issue Date.

                  "Exchange Offer" has the meaning set forth in the Registration Rights Agreement with respect to the Notes.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement with respect to the Notes.

                  "Existing Indebtedness" means the Notes, the 6-3/8% Notes, the Floating Rate Notes and any other Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture until such amounts are repaid.

                  "FCC" means Federal Communications Commission.

                  "Floating Rate Notes" means the $500,000,000 aggregate principal original issue amount of Floating Rate Senior Notes due 2008 issued by the Company under the Floating Rate Notes Indenture.

                  "Floating Rate Notes Indenture" means the indenture, dated as of October 2, 2003, among the Company, the guarantors of the Floating Rate Notes named therein and U.S. Bank National Association, as trustee.

                  "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of this Indenture shall utilize GAAP as in effect on the date of this Indenture.

                  "Global Note Legend" means the legend set forth in Section 2.01, which is required to be placed on all Global Notes issued under this Indenture.

                  "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 or 2.06 of this Indenture.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

                  "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner

(including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Guarantee" means a guarantee of the Notes by a Guarantor.

                  "Guarantor" means any entity that executes a Guarantee of the obligations of the Company under the Notes, and their respective successors and assigns.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such Person against fluctuations in interest rates.

                  "Holder" means a Person in whose name a Note is registered.

                  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.

                  "Indebtedness to Cash Flow Ratio" means, with respect to any Person, the ratio of: (a) the Indebtedness of such Person and its Subsidiaries (or, if such Person is the Company, of the Company and its Restricted Subsidiaries) as of the end of the most recently ended fiscal quarter, plus the amount of any Indebtedness incurred subsequent to the end of such fiscal quarter; to (b) such Person's Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the "Measurement Period"); provided, however; that if such Person or any of its Subsidiaries (or, if such Person is the Company, any of its Restricted Subsidiaries) consummates an acquisition, merger or other business combination or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period for which the calculation of the Indebtedness to Cash Flow Ratio is made, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such transaction(s) as if the same had occurred at the beginning of the applicable period.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "Initial Notes" means the $1.0 billion aggregate principal amount 5-3/4% Senior Notes due 2008 of the Company issued under this Indenture on the Issue Date.

                  "Initial Purchasers" means, with respect to the Notes, Banc of America LLC and Credit Suisse First Boston LLC.

                  "Investment Grade" means, with respect to a security, that such security is rated at least BBB- or higher by S&P or Baa3 or higher by Moody's (or, in the event of change in ratings systems, the equivalent of such ratings by S&P or Moody's), or the equivalent rating of another nationally recognized statistical rating organization.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Issue Date" means October 2, 2003, the date of original issuance of the Initial Notes.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

                  "Marketable Securities" means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers' acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

                  "Maximum Secured Amount" means 3.0 times the Trailing Cash Flow Amount, or, if greater and following a Fall Away Event, 15% of the Company's Consolidated Net Tangible Assets.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss) and excluding any unusual gain (but not loss) relating to recovery of insurance proceeds on satellites, together with any related provision for taxes on such extraordinary gain (but not loss).

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries, as the case may be, in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Restricted Subsidiary to cash.

                  "1999 EDBS Notes" means the $1,625,000,000 aggregate principal original issue amount of 9-3/8% Senior Notes due 2009 issued by the Company.

                  "1999 EDBS Notes Indenture" means the indenture dated January 25, 1999 among the Company, the guarantors of the 1999 EDBS Notes named therein and U.S. Bank National Association, as Trustee, as the same may be amended, modified or supplemented from time to time.

                  "Non-Core Assets" means: (1) all intangible present and possible future authorizations, rights, interests and other intangible assets related to all "western" DBS orbital locations other than the 148 degree orbital slot (as the term "western" is used by the FCC) held by the Company and/or any of its Subsidiaries at any time, including without limitation the authorization for 3 DBS frequencies at the 157 degree orbital location; (2) all intangible present and possible future authorizations, rights, interests and other intangible assets related to the fixed satellite service in the Ku-band, Ka-band and C-band held by the Company and/or any of its Subsidiaries at any time, including without limitation the license of ESC for a two satellite Ka/Ku-band system at 83 degree and 121 degree orbital location, the application of ESC to add

C-band capabilities to a Ku-band satellite authorized at 83 degree orbital location, and ESC's pending applications for Ka-band and extended Ku-band satellites related to the fixed satellite service; (3) all present and possible future intangible authorizations, rights, interests and other intangible assets related to the mobile satellite service held by the Company and/or any of its Subsidiaries at any time, including without limitation the license of E-SAT, Inc. for a low-earth orbit mobile satellite service system; (4) all present and possible future intangible authorizations, rights, interests and other intangible assets related to local multi-point distribution service; and (5) any Subsidiary of the Company the assets of which consist solely of (i) any combination of the foregoing and (ii) other assets to the extent permitted under the provision described under the second paragraph of Section 4.19.

                  "Non-Recourse Indebtedness" of any Person means Indebtedness of such Person that: (i) is not guaranteed by any other Person (except a Wholly Owned Subsidiary of the referent Person); (ii) is not recourse to and does not obligate any other Person (except a Wholly Owned Subsidiary of the referent Person) in any way; (iii) does not subject any property or assets of any other Person (except a Wholly Owned Subsidiary of the referent Person), directly or indirectly, contingently or otherwise, to the satisfaction thereof, and (iv) is not required by GAAP to be reflected on the financial statements of any other Person (other than a Subsidiary of the referent Person) prepared in accordance with GAAP.

                  "Non-U.S. Person" means a Person who is not a U.S. Person.

                  "Notes" means the Initial Notes, the Exchange Notes and any other notes issued after the Issue Date in accordance with the fourth paragraph of Section 2.02 of this Indenture treated as a single class of securities.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering" means the offering of the Notes, the 6-3/8% Notes and the Floating Rate Notes pursuant to the Offering Memorandum.

                  "Offering Memorandum" means the Offering Memorandum, dated September 18, 2003, relating to and used in connection with the Offering.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company.

                  "Opinion of Counsel" means an opinion from legal counsel, who may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

                  "Permitted Investments" means: (a) Investments in the Company or in a Wholly Owned Restricted Subsidiary that is a Guarantor; (b) Investments in Cash Equivalents and Marketable Securities; and (c) Investments by the Company or any of its Subsidiaries in a Person if, as a result of such
Investment: (i) such Person becomes a Wholly Owned Restricted Subsidiary and becomes a Guarantor, or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary that is a Guarantor; provided that if at any time a Restricted Subsidiary of the Company shall cease to be a Subsidiary of the Company, the Company shall be deemed to have made a Restricted Investment in the amount of its remaining investment, if any, in such former Subsidiary.

                  "Permitted Liens" means:

                  (a) Liens securing the Notes, the 6-3/8% Notes and the Floating Rate Notes and Liens securing any Guarantee, any Guarantee (as defined in the 6-3/8% Notes Indenture) and any Guarantee (as defined in the Floating Rate Notes Indenture);

                  (b)      Liens securing the Deferred Payments;

                  (c)      Liens securing any Indebtedness permitted under
Section 4.09 of this Indenture; provided that such Liens under this clause (c) shall not secure Indebtedness in an amount exceeding the Maximum Secured Amount at the time that such Lien is incurred;

                  (d) Liens securing Purchase Money Indebtedness; provided that such Indebtedness was permitted to be incurred by the terms of this Indenture and such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than the assets so acquired;

                  (e) Liens securing Indebtedness the proceeds of which are used to develop, construct, launch or insure any satellites other than EchoStar I, EchoStar II, EchoStar III, EchoStar IV; provided that such Indebtedness was permitted to be incurred by the terms of this Indenture and such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than such satellites being developed, constructed, launched or insured, and to the related licenses, permits and construction, launch and TT&C contracts;

                  (f) Liens on orbital slots, licenses and other assets and rights of the Company, provided that such orbital slots, licenses and other assets and rights relate solely to the satellites referred to in clause (e) of this definition;

                  (g) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Restricted Subsidiaries, provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation, other than in the ordinary course of business;

                  (h) Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of "Unrestricted Subsidiary;" provided that such Liens were not incurred in connection with, or contemplation of, such designation;

                  (i) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired;

                  (j) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor;

                  (k)      Liens existing on the Issue Date;

                  (l) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (m) Liens incurred in the ordinary course of the business of the Company or any of its Restricted Subsidiaries (including, without limitation, Liens securing Purchase Money Indebtedness) with respect to obligations that do not exceed $50 million in principal amount in the aggregate at any one time outstanding;

                  (n) Liens securing Indebtedness in an amount not to exceed $50 million incurred pursuant to clause (11) of the second paragraph of
Section 4.09 of this Indenture;

                  (o) Liens on any asset of the Company or any of its Restricted Subsidiaries securing Indebtedness in an amount not to exceed $25 million;

                  (p)      Liens securing Indebtedness permitted under clause
(12) of the second paragraph of Section 4.09 of this Indenture; provided that such Liens shall not extend to assets other than the assets that secure such Indebtedness being refinanced;

                  (q) any interest or title of a lessor under any Capital Lease Obligations; provided that such Capital Lease Obligation is permitted under the other provisions of this Indenture;

                  (r) Liens permitted to be incurred under the EDBS Notes Indentures;

                  (s) Liens not provided for in clauses (a) through (r) above, securing Indebtedness incurred in compliance with the terms of this Indenture; provided that the Notes are secured by the assets subject to such Liens on an equal and ratable basis or on a basis prior to such Liens; provided that to the extent that such Lien secured Indebtedness that is subordinated to the Notes, such Lien shall be subordinated to and be later in priority than the Notes on the same basis; and

                  (t) extensions, renewals or refundings of any Liens referred to in clauses (a) through (q) above; provided that (i) any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced and (ii) any extension, renewal or refunding of a Lien originally incurred pursuant to clause (c) above shall not secure Indebtedness in an amount greater than the Maximum Secured Amount at the time of such extension, renewal or refunding.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

                  "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

                  "Principal" means Charles W. Ergen.

                  "Private Placement Legend" means the legend set forth in
Section 2.01 to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "Purchase Money Indebtedness" means (i) Indebtedness of the Company, or any Guarantor incurred (within 365 days of such purchase) to finance the purchase of any assets (including the purchase of Equity Interests of Persons that are not Affiliates of the Company or the Guarantors): (a) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets; and (b) to the extent that no more than $50 million of such Indebtedness at any one time outstanding is recourse to the Company or any of its Restricted Subsidiaries or any of their respective assets, other than the assets so purchased; and (ii) Indebtedness of the Company or any Guarantor which refinances Indebtedness referred to in clause (i) of this definition, provided that such refinancing satisfies subclauses (a) and (b) of such clause (i).

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Rating Agencies" means: (a) S&P; (b) Moody's; or (c) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

                  "Receivables Trust" means a trust organized solely for the purpose of securitizing the accounts receivable held by the Accounts Receivable Subsidiary that (a) shall not engage in any business other than (i) the purchase of accounts receivable or participation interests therein from the Accounts Receivable Subsidiary and the servicing thereof, (ii) the issuance of and distribution of payments with respect to the securities permitted to be issued under clause (b) below and (iii) other activities incidental to the foregoing, (b) shall not at any time incur Indebtedness or issue any securities, except (i) certificates representing undivided interests in the trust issued to the Accounts Receivable Subsidiary and (ii) debt securities issued in an arm's length transaction for consideration solely in the form of cash and Cash Equivalents, all of which (net of any issuance fees and expenses) shall promptly be paid to the Accounts Receivable Subsidiary, and (c) shall distribute to the Accounts Receivable Subsidiary as a distribution on the Accounts Receivable Subsidiary's beneficial interest in the trust no less frequently than once every six months all available cash and Cash Equivalents held by it, to the extent not required for reasonable operating expenses or reserves therefor or to service any securities issued pursuant to clause (b) above that are not held by the Accounts Receivable Subsidiary.

                  "Registration Rights Agreement" means the Registration Rights Agreement for the Notes, the 6-3/8% Notes and the Floating Rate Notes, dated as of October 2, 2003, by and among the Company, the Guarantors, the Initial Purchasers and any other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" means one or more global Notes substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, which, in the aggregate, are equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

                  "Related Party" means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal and (b) each trust, corporation, partnership or other entity of which the Principal beneficially holds an 80% or more controlling interest.

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

                  "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

                  "Restricted Investment" means an Investment other than Permitted Investments.

                  "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

                  "Restricted Subsidiary" or "Restricted Subsidiaries" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof, other than Unrestricted Subsidiaries.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated under the Securities
Act.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc.

                  "Satellite Receiver" means any satellite receiver capable of receiving programming from the EchoStar Dish Network.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

                  "6-3/8% Notes" means the $1,000,000,000 aggregate principal original issue amount of 6-3/8% Senior Notes due 2011 issued by the Company under the 6-3/8% Notes Indenture.

                  "6-3/8% Notes Indenture" means the indenture, dated as of October 2, 2003, among the Company, the guarantors of the 6-3/8% Notes named therein and U.S. Bank National Association, as trustee.

                  "Subsidiary" or "Subsidiaries" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

                  "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture.

                  "Trailing Cash Flow Amount" means the Consolidated Cash Flow of the Company during the most recent four fiscal quarters of the Company for which financial statements are available; provided that if the Company or any of its Restricted Subsidiaries consummates a merger, acquisition or other business combination or an Asset Sale or other disposition of assets subsequent to the commencement of such period but prior to or contemporaneously with the event for which the calculation of Trailing Cash Flow Amount is made, then Trailing Cash Flow Amount shall be calculated giving pro forma effect to such material acquisition or Asset Sale or other disposition of assets, as if the same had occurred at the beginning of the applicable period.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "TT&C" means telemetry, tracking and control.

                  "2001 EDBS Notes" means the $700,000,000 aggregate principal original issue amount of 9-1/8% Senior Notes due 2009 issued by the Company.

                  "2001 EDBS Notes Indenture" means the indenture dated December 28, 2001 among the Company and U.S. Bank National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

                  "2003 Indentures" means this Indenture, the 6-3/8% Notes Indenture and the Floating Rate Notes Indenture.

                  "U.S. Person" means a U.S. Person as defined in Rule 902(k) under the Securities Act.

                  "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

                  "Unrestricted Subsidiary" or "Unrestricted Subsidiaries" means: (A) E-Sat, Inc., Wright Travel Corporation, EchoStar Real Estate Corporation V, EchoStar International (Mauritius) Ltd., EchoStar Manufacturing & Distribution Private Ltd. India, Satrec Mauritius Ltd., Celsat America, WS Acquisition Corporation, Flextracker Sdn. Bhd., Echosphere De Mexico S. De R.L. De C.V. and EIC Spain, S.L.; and (B) any Subsidiary of the Company designated as an Unrestricted Subsidiary in a resolution of the Board of Directors:

                  (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which, immediately after such designation: (i) is guaranteed by the Company or any other Subsidiary of the Company (other than another Unrestricted

         Subsidiary); (ii) is recourse to or obligates the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary) in any way; or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary), directly or indirectly, contingently or otherwise, to satisfaction thereof;

                  (b) with which neither the Company nor any other Subsidiary of the Company (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement, understanding or is subject to an obligation of any kind, written or oral, other than on terms no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

                  (c) with which neither the Company nor any other Subsidiary of the Company (other than another Unrestricted Subsidiary) has any obligation: (i) to subscribe for additional shares of Capital Stock or other equity interests therein; or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results;

                  provided, however, that neither ESC nor Echosphere Corporation may be designated as an Unrestricted Subsidiary. If at any time after the date of this Indenture the Company designates an additional Subsidiary (other than ETC or a Subsidiary that constitutes a Non-Core Asset) as an Unrestricted Subsidiary, the Company will be deemed to have made a Restricted Investment in an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee no later than ten business days following a request from the Trustee, which certificate shall cover the six months preceding the date of the request) of such Subsidiary. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary of the Company if, at the time of such designation after giving pro forma effect thereto, no Default or Event of Default shall have occurred or be continuing.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

                  "Wholly Owned Restricted Subsidiary" means a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary.

                  "Wholly Owned Subsidiary" means, with respect to any Person, any Subsidiary all of the outstanding voting stock (other than directors' qualifying shares) of which is owned by such Person, directly or indirectly.

SECTION 1.02 Other Definitions.

                                                                    Defined
Term                                                               in Section
----                                                               ----------
"Affiliate Transaction".......................................        4.11
"Asset Sale"..................................................        4.10
"Change of Control Offer".....................................        4.15
"Change of Control Payment"...................................        4.15
"Change of Control Payment Date"..............................        4.15
"Company".....................................................        Preamble
"Covenant Defeasance".........................................        8.03
"DTC".........................................................        2.01
"ETC Amount Due...............................................        4.19
"Event of Default"............................................        6.01
"Excess Proceeds".............................................        4.10
"Excess Proceeds Offer".......................................        3.08
"H.15(519) Selected Interest Rates"...........................        3.07
"incur".......................................................        4.09
"Legal Defeasance"............................................        8.02
"Make-Whole Premium"..........................................        3.07
"Non-Core Asset Amount Due"...................................        4.19
"Offer Amount"................................................        3.08
"Offer Period"................................................        3.08
"Paying Agent"................................................        2.03
"Payment Default".............................................        6.01(f)
"Payout"......................................................        4.19
"Permitted Refinancing".......................................        4.09
"Private Placement Legend"....................................        2.01
"Purchase Date"...............................................        3.08
"Refinancing Indebtedness"....................................        4.09
"Registrar"...................................................        2.03
"Remaining Term"..............................................        3.07
"Restricted Payments".........................................        4.07
"Terminated Covenants"........................................        4.21
"Treasury Yield"..............................................        3.07

SECTION 1.03 Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security Holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee;

                  "obligor" on the Notes means each of the Company and any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04 Rules of Construction.

                  Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular; and

                  (5) provisions apply to successive events and transactions.

                                   ARTICLE 2

                                   THE NOTES

SECTION 2.01. Form and Dating.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements approved as to form by the Company, and required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in denominations of $1,000 and integral multiples thereof.

                  The Notes shall initially be issued in the form of one or more Global Notes and the Depository Trust Company ("DTC"), its nominees, and their respective successors, shall act as the Depositary with respect thereto. Each Global Note shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions, and
(iii) shall bear a legend (the "Global Note Legend") substantially to the following effect:

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  Except as permitted by Section 2.06(g), any Note not registered under the Securities Act shall bear the following legend (the "Private Placement Legend") on the face thereof:

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE "RESALE

                  RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE
                  (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

The Trustee must refuse to register any transfer of a Note bearing the Private Placement Legend that would violate the restrictions described in such legend.

SECTION 2.02. Form of Execution and Authentication.

                  Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $1.0 billion, (ii) pursuant to the Exchange Offer, Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes and (iii) subject to compliance with Section 4.09, one or more series of Notes for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A) in an unlimited amount (and if issued with a Private Placement Legend, the same principal amount of Exchange Notes in exchange therefor upon consummation of a registered exchange offer) in each case upon written orders of the Company in the form of an Officers' Certificate, which Officers' Certificate shall, in the case of any issuance pursuant to clause (iii) above, certify that such issuance is in compliance with Section 4.09. In addition, each such Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, whether the Securities are to be Initial Notes, Exchange Notes or Notes issued under clause (iii) of the preceding sentence and the aggregate principal amount of Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as a Global Note or Definitive Notes. Such Notes shall initially be in the form of one or more Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued, (ii) shall be registered in the name of the Depositary for such Global Note or Notes or its nominee and (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any Affiliate of the Company.

SECTION 2.03. Registrar and Paying Agent.

                  The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Company shall notify the Trustee and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. The Company may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.04. Paying Agent To Hold Money in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.

SECTION 2.05. Lists of Holders of the Notes.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes, including the aggregate principal amount of the Notes held by each thereof, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06. Transfer and Exchange.

                  (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Depositary has ceased to be a clearing agency registered under the Exchange Act, (iii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iv) there shall have occurred and be continuing a Default or an Event of Default under this Indenture. In any such case, the Company will notify the Trustee in writing that, upon surrender by the Direct Participants and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each Person that such Direct Participants and Indirect Participants and DTC identify as being the beneficial owner of the related Notes. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 of this Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section
2.06 or Section 2.07 or 2.10 of this Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06. However, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) of this Indenture.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                           (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, no transfer of beneficial interests in the Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) unless permitted by applicable law and made in compliance with subparagraphs (ii) and (iii) below. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i) unless specifically stated above.

                           (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
         Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or, (B) (1) if Definitive Notes are at such time permitted to be issued pursuant to this Indenture, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
         (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the

         Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

                           (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                                    (A)      if the transferee will take
                  delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

                                    (B)      if the transferee will take
                  delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

                           (iv)     Transfer and Exchange of Beneficial
         Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                                    (A)      such exchange or transfer is
                  effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an "affiliate" (as defined in Rule 144) of the Company;

                                    (B)      such transfer is effected pursuant
                  to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C)      such transfer is effected by a
                  Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D)      the Registrar receives the
                  following:

                                             (y)      if the Holder of such
                                    beneficial interest in a Restricted Global
                                    Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof, or

                                             (z)      if the Holder of such
                                    beneficial interest in a Restricted Global
                                    Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate, one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                           (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                                    (A)      if the Holder of such beneficial
                  interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

                                    (B)      if such beneficial interest is
                  being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

                                    (C)      if such beneficial interest is
                  being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

                                    (D)      if such beneficial interest is
                  being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

                                    (E)      if such beneficial interest is
                  being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

                                    (F)      if such beneficial interest is
                  being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                           (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                                    (A)      such exchange or transfer is
                  effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an "affiliate" (as defined in Rule 144) of the Company;

                                    (B)      such transfer is effected pursuant
                  to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C)      such transfer is effected by a
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D)      the Registrar receives the
                  following:

                                             (y)      if the Holder of such
                                    beneficial interest in a Restricted Global
                                    Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

                                             (z)      if the Holder of such
                                    beneficial interest in a Restricted Global
                                    Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                           (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                           (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                                    (A)      if the Holder of such Restricted
                  Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

                                    (B)      if such Restricted Definitive Note
                  is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; or

                                    (C)      if such Restricted Definitive Note
                  is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

                           (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                                    (A)      such exchange or transfer is
                  effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an "affiliate" (as defined in Rule 144) of the Company;

                                    (B)      such transfer is effected pursuant
                  to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C)      such transfer is effected by a
                  Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D)      the Registrar receives the
                  following:

                                             (y)      if the Holder of such
                                    Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

                                             (z)      if the Holder of such
                                    Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                           (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of this Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.

                  (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                           (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                                    (A)      if the transfer will be made
                  pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

                                    (B)      if the transfer will be made
                  pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

                                    (C)      if the transfer will be made
                  pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including, if the Registrar so requests, a certification or Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

                           (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                                    (A)      such exchange or transfer is
                  effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an "affiliate" (as defined in Rule 144) of the Company;

                                    (B)      any such transfer is effected
                  pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C)      any such transfer is effected by a
                  Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D)      the Registrar receives the
                  following:

                                             (y)      if the Holder of such
                                    Restricted Definitive Notes proposes to
                                    exchange such Notes for an Unrestricted
                                    Definitive

                                    Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

                                             (z)      if the Holder of such
                                    Restricted Definitive Notes proposes to
                                    transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                                    (4) thereof; and, in each such case set
                                    forth in this subparagraph (D), if the
                                    Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                           (iii)    Unrestricted Definitive Notes to
         Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not "affiliates" (as defined in Rule 144) of the Company, and accepted for exchange in an Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in an Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

                  (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                           (i)      Private Placement Legend.

                                    (A)      Except as permitted by subparagraph
                  (B) below, each Global Note (other than an Unrestricted Global
                  Note) and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the Private Placement Legend.

                                    (B)      Notwithstanding the foregoing, any
                  Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii),
                  (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                           (ii) Global Note Legend. Each Global Note shall bear the Global Note Legend.

                  (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section
2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (i)      General Provisions Relating to Transfers and
Exchanges.

                           (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                           (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.08 and 9.05).

                           (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                           (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits of this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                           (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.02 of this Indenture and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                           (vi)     Prior to due presentment for the
         registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                           (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 of this Indenture.

                           (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07. Replacement Notes.

                  If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. Each of the Company and the Trustee may charge for its expenses in replacing a Note.

                  Every replacement Note is an obligation of the Company.

SECTION 2.08. Outstanding Notes.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

                  If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

                  If the principal amount of any Note is considered paid under
Section 4.01, it shall cease to be outstanding and interest on it shall cease to accrue.

                  Subject to Section 2.09, a Note does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds the Note.

SECTION 2.09. Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary of the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Subsidiary of the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate of the Company until legal title to such Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10. Temporary Notes.

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.11. Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act), unless the Company directs canceled Notes to be returned to it. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All canceled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that canceled Notes be returned to it.

SECTION 2.12. Defaulted Interest.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. Record Date.

                  The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

SECTION 2.14. CUSIP Number.

                  The Company in issuing the Notes may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE 3

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 35 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price. If the Company is required to make the redemption pursuant to
Section 3.08, it shall furnish the Trustee, at least one but not more than 10 Business Days before a redemption date, an Officers' Certificate setting forth
(i) the redemption date and (ii) the redemption price.

SECTION 3.02. Selection of Notes To Be Redeemed.

                  If less than all of the Notes are to be redeemed at any time, the selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not so listed on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate, provided that no Notes with a principal amount of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption.

                  Subject to the provisions of Sections 3.08, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                           (i)      the redemption date;

                           (ii)     the redemption price;

                           (iii) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued in the name of the Holder thereof upon cancellation of the original Note;

                           (iv)     the name and address of the Paying Agent;

                           (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                           (vi) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                           (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                           (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided that the Company shall have delivered to the Trustee, at least 35 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the redemption date at the redemption price.

SECTION 3.05. Deposit of Redemption Price.

                  On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  On and after the redemption date, if the Company does not default in the payment of the redemption price, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

SECTION 3.06. Notes Redeemed in Part.

                  Upon surrender and cancellation of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of the Notes at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. Optional Redemption.

                  The Notes will be subject to redemption at the option of the Company, at any time in whole, or from time to time in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the applicable redemption date plus the "Make-Whole Premium." The "Make-Whole Premium," with respect to any Note or any portion of any Note to be redeemed shall be equal to the greater of:

                  (a) 1% of the principal amount of such Note or such portion of a Note being redeemed and

                  (b)      the excess, if any, of

                           (i) the sum of the present values, calculated as of the redemption date, of:

                                    (A)      each interest payment that, but for
                  the redemption, would have been payable on the Note, or portion of a Note, being redeemed on each interest payment date occurring after the redemption date, excluding any accrued interest for the period prior to the redemption date, plus

                                    (B)      the principal amount that, but for
                  the redemption, would have been payable on the maturity date of the Note, or portion of a Note, being redeemed; over

                           (ii) the principal amount of the Note, or portion of a Note, being redeemed.

                  The present values of interest and principal payments referred to in clause (b)(i) above will be determined in accordance with generally accepted principles of financial analysis. The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the redemption date at a discount rate equal to the Treasury Yield, as defined below, plus 50 basis points.

                  The Company shall appoint an independent investment banking institution of national standing to calculate the Make-Whole Premium; provided that if the Company fails to appoint such an institution at least 45 days prior to the date set for redemption or if the institution that the Company appoints is unwilling or unable to make such calculation, such calculation shall be made by Banc of America Securities LLC or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee.

                  For purposes of determining the Make-Whole Premium, "Treasury Yield" shall refer to an annual rate of interest equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Notes being redeemed, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield shall be determined as of the third Business Day immediately preceding the applicable redemption date.

                  The weekly average yields of United States Treasury Notes shall be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield shall be equal to such weekly average yield. In all other cases, the Treasury Yield shall be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term, in each case as set forth in the H.15 Statistical Release. Any weekly average yields as calculated by interpolation shall be rounded to the nearest 0.01%, with any figure of 0.005% or more being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield shall be calculated by interpolation of comparable rates selected by the independent investment banking institution.

                  Additionally, (i) Holders of record on the relevant record date shall have the right to receive interest due on any interest payment date that is on or prior to the redemption date and

(ii) the redemption price shall never be less than 100% of the principal amount of the Notes being redeemed plus accrued interest to the redemption date.

                  Notwithstanding the foregoing, at any time prior to October 1, 2006, the Company may redeem up to 35% of the aggregate principal amount of the Notes outstanding at a redemption price equal to 105.750% of the principal amount thereof on the redemption date, together with accrued and unpaid interest to such redemption date, with the net cash proceeds of any capital contributions or one or more public or private sales (including sales to EchoStar, regardless of whether EchoStar obtained such funds from an offering of Equity Interests or Indebtedness of EchoStar or otherwise) of Equity Interests (other than Disqualified Stock) of the Company (other than proceeds from a sale to any Subsidiary of the Company or any employee benefit plan in which the Company or any of its Subsidiaries participates); provided that: (a) at least 65% in aggregate of the originally issued principal amount of the Notes remains outstanding immediately after the occurrence of such redemption; and (b) the sale of such Equity Interests is made in compliance with the terms of this Indenture.

SECTION 3.08. Offer To Purchase by Application of Excess Proceeds.

                  When the cumulative amount of Excess Proceeds that have not been applied in accordance with Section 4.10 or this Section 3.08 exceeds $100.0 million, the Company shall be obligated to make an offer to all Holders of the Notes (an "Excess Proceeds Offer") to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in this Indenture. To the extent the Company or a Restricted Subsidiary is required under the terms of Indebtedness of the Company or such Restricted Subsidiary which is ranked equally with the Notes to make an offer to purchase such other Indebtedness with any proceeds which constitute Excess Proceeds under this Indenture, the Company shall make a pro rata offer to the holders of all other pari passu Indebtedness (including the Notes) with such proceeds. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis.

                  The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the maximum principal amount of Notes that may be purchased with such Excess Proceeds (which maximum principal amount of Notes shall be the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Excess Proceeds Offer.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

                  Upon the commencement of any Excess Proceeds Offer, the Company shall send, by first class mail, a notice to each of the Holders of the Notes, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

                           (i) that the Excess Proceeds Offer is being made pursuant to this Section 3.08 and the length of time the Excess Proceeds Offer shall remain open;

                           (ii) the Offer Amount, the purchase price and the Purchase Date;

                           (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

                           (iv) that any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Purchase Date;

                           (v) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three business days before the Purchase Date;

                           (vi) that Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

                           (vii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                           (viii) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes or portion thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.08. The Company, Depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note, to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Excess Proceeds Offer on the Purchase Date. To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

                  Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01. Payment of Notes.

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by or on behalf of the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. Maintenance of Office or Agency.

                  The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

SECTION 4.03. Reports.

                  (a) Whether or not required by the rules and regulations of the SEC, so long as any of the Notes remain outstanding, the Company shall cause copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC on Forms 10-Q and 10-K to be filed with the SEC and the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar, in each case, within 15 days of filing with the SEC. If the Company is not required to file reports on Form 10-Q and 10-K, the Company shall nevertheless continue to cause the annual and quarterly financial statements, including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation) and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in Forms 10-Q and 10-K, to be so filed with the SEC for public availability (to the extent permitted by the SEC) and the Trustee and mailed to the Holders within 120 days after the end of the Company's fiscal years and within 60 days after the end of each of the first three quarters of each such fiscal year. The Company shall also comply with the provisions of TIA Section 314(a).

                  (b) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders of the Notes under this
Section 4.03.

SECTION 4.04. Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture including, without limitation, a default in the performance or breach of Section 4.07, Section 4.09, Section 4.10 or Section 4.15 (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

                  (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default, or (ii) any default under any Indebtedness referred to in Section 6.01(f) or (g) of this Indenture, an Officers' Certificate specifying such Default, Event of Default or default and what action the Company or any of its Affiliates is taking or proposes to take with respect thereto.

SECTION 4.05. Taxes.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06. Stay, Extension and Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. Limitation on Restricted Payments.

                  Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly:

                  (a) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company;

                  (b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of EchoStar, the Company or any of their respective Subsidiaries or Affiliates, other than any such Equity Interests owned by the Company or by any Wholly Owned Restricted Subsidiary;

                  (c) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated in right of payment to the Notes or the Guarantees, except:

                           (i) in accordance with the scheduled mandatory redemption, sinking fund or repayment provisions set forth in the original documentation governing such Indebtedness and

                           (ii) the purchase, repurchase or other acquisition of subordinated Indebtedness with a stated maturity earlier than the maturity of the Notes or the

         Guarantees purchased in anticipation of satisfying a payment of principal at the stated maturity thereof, within one year of such stated maturity;

                  (d) declare or pay any dividend or make any distribution on account of any Equity Interests of any Restricted Subsidiary, other than:

                           (i) to the Company or any Wholly Owned Restricted Subsidiary; or

                           (ii) to all holders of any class or series of Equity Interests of such Restricted Subsidiary on a pro rata basis; provided that in the case of this clause (ii), such dividends or distributions may not be in the form of Indebtedness or Disqualified Stock; or

                  (e) make any Restricted Investment

(all such prohibited payments and other actions set forth in clauses (a) through (e) being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

                           (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                           (ii) after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Indebtedness to Cash Flow Ratio of the Company would not have exceeded 8.0 to 1; and

                           (iii) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company after December 28, 2001, is less than the sum of:

                                    (A) the difference of

                                             (x) the cumulative Consolidated
                                    Cash Flow of the Company determined at the time of such Restricted Payment (or, in case such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit); minus

                                             (y) 120% of Consolidated Interest
                                    Expense of the Company,

                                    each as determined for the period (taken as one accounting period) from January 1, 2002 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus

                                    (B) an amount equal to 100% of the aggregate
                  net cash proceeds and, in the case of proceeds consisting of assets used in or constituting a business permitted under Section 4.16 of this Indenture, 100% of the fair market value of the aggregate net proceeds other than cash received by the Company either from capital contributions from EchoStar, or from the issue or sale (including an issue or sale to EchoStar) of Equity Interests (other than Disqualified Stock) of the Company (other than Equity Interests sold to any Subsidiary of the Company), since December 28, 2001; plus

                                    (C) if any Unrestricted Subsidiary is
                  designated by the Company as a Restricted Subsidiary, an amount equal to the fair market value of the net Investment by the Company or a Restricted Subsidiary in such Subsidiary at the time of such designation; provided, however, that the foregoing sum shall not exceed the amount of the Investments made by the Company or any Restricted Subsidiary in any such Unrestricted Subsidiary since December 28, 2001; plus

                                    (D) 100% of any cash dividends and other
                  cash distributions received by the Company and its Wholly Owned Restricted Subsidiaries from an Unrestricted Subsidiary since December 28, 2001 to the extent not included in cumulative Consolidated Cash Flow of the Company; plus

                                    (E) to the extent not included in clauses
                  (A) through (D) above, an amount equal to the net reduction in Investments of the Company and its Restricted Subsidiaries since December 28, 2001 resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to the Company or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance or other disposition of any such Investment; provided, however, that the foregoing amount shall not exceed, with respect to any Person in whom such Investment was made, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person which were included in computations made pursuant to this clause (iii).

                  The foregoing provisions will not prohibit the following (provided that with respect to clauses (2), (3), (5), (6), (7), (8), (9), (11), and (12) below, no Default or Event of Default shall have occurred and be continuing):

                  (1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

                  (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net proceeds of the substantially concurrent capital contribution from EchoStar or from the substantially concurrent issue or sale (including to EchoStar) of Equity Interests (other than Disqualified Stock) of the Company (other than Equity Interests issued or sold to any Subsidiary of the Company);

                  (3) Investments in an aggregate amount not to exceed $500 million plus, to the extent not included in Consolidated Cash Flow, an amount equal to the net reduction in such Investments resulting from payments in cash of interest on Indebtedness, dividends or repayment of loans or advances, or other transfers of property, in each case, to the Company or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance or other disposition of any such Investment; provided, however, that the foregoing amount shall not exceed, with respect to any Person in whom such Investment was made, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person pursuant to this clause (3);

                  (4) Investments to fund the financing activity of DNCC in the ordinary course of its business in an amount not to exceed, as of the date of determination, the sum of (A) $100 million plus (B) 50% of the aggregate cost to DNCC for each Satellite Receiver purchased by DNCC and leased by DNCC to a retail consumer in excess of 100,000 units;

                  (5) cash dividends or distributions to EchoStar to the extent required for the purchase, redemption, repurchase or other acquisition or retirement for value of employee stock options to purchase Capital Stock of EchoStar, or Capital Stock of EchoStar issued pursuant to any management equity plan, stock option plan or other management or employee benefit plan or agreement, in an aggregate amount not to exceed $25 million in any calendar year;

                  (6) a Permitted Refinancing;

                  (7) Investments in an amount equal to 100% of the aggregate net proceeds (whether or not in cash) received by the Company or any Wholly Owned Restricted Subsidiary from capital contributions from EchoStar or from the issue and sale (including a sale to EchoStar) of Equity Interests (other than Disqualified Stock) of the Company (other than Equity Interests issued or sold to a Subsidiary of EchoStar), on or after December 28, 2001; plus, to the extent not included in Consolidated Cash Flow, an amount equal to the net reduction in such Investments resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to the Company or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance, or other disposition of any such Investment; provided that the foregoing amount shall not exceed, with respect to any Person in whom such Investment was made, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person pursuant to this clause (7) in each case, provided that such Investments are in businesses of the type described under Section 4.16 of this Indenture;

                  (8) Investments in any Restricted Subsidiary which is not a Wholly Owned Restricted Subsidiary, but which is a Guarantor and Investments in the form of intercompany debt with any direct or indirect parent company or any Wholly Owned Subsidiary of such direct or indirect parent company provided that such debt is incurred in the ordinary course of business and is used in a business described in
         Section 4.16 of this Indenture;

                  (9) Investments in businesses strategically related to businesses described in Section 4.16 of this Indenture in an aggregate amount not to exceed $250 million;

                  (10) cash dividends or distributions to EchoStar to the extent required for the purchase of odd-lots of Equity Interests of EchoStar, in an aggregate amount not to exceed $15 million in any calendar year;

                  (11) the making of any Restricted Payment (including the receipt of any Investment) permitted under or resulting from any transaction permitted under Section 4.19 of this Indenture; provided that all conditions to any such Restricted Payment set forth in such
         Section 4.19 are satisfied;

                  (12) Investments made as a result of the receipt of non-cash proceeds from Asset Sales made in compliance with Section 4.10 of this Indenture and Investments entered into in connection with an acquisition of assets used in or constituting a business permitted under Section 4.16 of this Indenture as a result of "earn-outs" or other deferred payments or similar obligations;

                  (13) any Restricted Payment permitted under another 2003 Indenture or any of the EDBS Notes Indentures;

                  (14) Investments which are used to pay for the construction, launch, operation or insurance of satellites owned or leased by the Company or any Subsidiaries of the Company in an amount not to exceed $500 million;

                  (15) Investments in a foreign direct-to-home satellite provider in an amount not to exceed $200 million; provided that the Investments are made through the supply of satellite receivers and related equipment to the provider, or the proceeds from the Investments are used to purchase satellite receivers and related equipment from EchoStar or a Subsidiary of EchoStar;

                  (16) the redemption, repurchase, defeasance or other acquisition or retirement for value of subordinated Indebtedness, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for: (a) the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock), or (b) Indebtedness that is at least as subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, as the Indebtedness being redeemed, repurchased, defeased, acquired or retired and with a final maturity equal to or greater than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being redeemed, repurchased, defeased, acquired or retired;

                  (17) repurchases of Equity Interests deemed to occur upon (a) the exercise of stock options, warrants or convertible securities issued as compensation if such Equity Interests represent a portion of the exercise price thereof and (b) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated

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

         therewith (or a dividend or distribution to finance such a deemed repurchase by EchoStar);

                  (18) amounts paid by the Company to EchoStar or any other person with which the Company is included in a consolidated tax return equal to the amount of federal, state and local income taxes payable in respect of the income of the Company and its Subsidiaries, including without limitation, any payments made in accordance with tax allocation agreements between the Company and its Affiliates in effect from time to time; and

                  (19) the making of a Restricted Payment so long as after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Company's Indebtedness to Cash Flow Ratio would not exceed 3.5 to 1.

                  Restricted Payments made pursuant to clauses (1), (2), (4),
(7), (16) (but only to the extent that net proceeds received by the Company as set forth in such clause (2), (7) or (16) were included in the computations made in clause (iii)(B) of the first paragraph of this Section 4.07), (10) or (13) (but only to the extent such Restricted Payment is included as a Restricted Payment in any computation made pursuant to clause (iii) of the first paragraph of Section 4.07 of the other 2003 Indentures and in the EDBS Notes Indenture), shall be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this Section 4.07.

                  Restricted Payments made pursuant to clauses (3), (5), (6),
(7), (16) (but only to the extent that net proceeds received by the Company as set forth in such clause (7) or (16) were not included in the computations made in clause (iii)(B) of the first paragraph of this Section 4.07), (8), (9), (11),
(12), (13) (but only to the extent such Restricted Payment is not included as a Restricted Payment in any computation made pursuant to clause (iii) of the first paragraph of Section 4.07 of another 2003 Indenture or in an EDBS Notes Indenture), (14), (15), (17), (18) or (19) shall not be included as Restricted Payments in any computation made pursuant clause (iii) of the first paragraph of this Section 4.07.

                  If the Company or any Restricted Subsidiary makes an Investment which was included in computations made pursuant to this Section 4.07 and the Person in which such Investment was made subsequently becomes a Restricted Subsidiary that is a Guarantor, to the extent such Investment resulted in a reduction in the amounts calculated under clause (iii) of the first paragraph of or under any other provision of this Section 4.07, then such amount shall be increased by the amount of such reduction.

                  Not later than ten Business Days following a request from the Trustee, the Company shall deliver to the Trustee an Officers' Certificate stating that each Restricted Payment made in the six months preceding the date of the request was permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations shall be based upon the Company's latest available financial statements.

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SECTION 4.08. Limitations on Dividend and Other Payment Restrictions Affecting
              Subsidiaries.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (a) pay dividends or make any other distribution to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of the Company's Subsidiaries;

                  (b) make loans or advances to the Company or any of its Subsidiaries; or

                  (c) transfer any of its properties or assets to the Company or any of its Subsidiaries; except for such encumbrances or restrictions existing under or by reasons of:

                           (i) Existing Indebtedness and existing agreements as in effect on the Issue Date;

                           (ii) applicable law or regulation;

                           (iii) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person shall not be taken into account in determining whether such acquisition was permitted by the terms of this Indenture, except to the extent that dividends or other distributions are permitted notwithstanding such encumbrance or restriction and could have been distributed;

                           (iv) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                           (v) Refinancing Indebtedness (as defined in Section
         4.09 of this Indenture); provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

                           (vi) any of the 2003 Indentures or any of the Notes, the 6-3/8% Notes or the Floating Rate Notes;

                           (vii) Permitted Liens; or

                           (viii) any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary pending its sale; provided that during the entire

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

         period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of this Indenture.

SECTION 4.09. Limitation on Incurrence of Indebtedness.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt); provided, however, that, notwithstanding the foregoing the Company and any Guarantor may incur Indebtedness (including Acquired Debt), if, after giving effect to the incurrence of such Indebtedness and the application of the net proceeds thereof on a pro forma basis (including, in the case of an acquisition, merger or other business combination giving pro forma effect to such transaction), either (a) the Indebtedness to Cash Flow Ratio of the Company would not have exceeded 8.0 to 1 or (b) the aggregate amount of Indebtedness of the Company and the Guarantors would not exceed $1,500 per Subscriber.

                  The foregoing limitation will not apply to any of the following incurrences of Indebtedness:

                  (1) Indebtedness in an aggregate principal amount of $2.5 billion represented by any of the Notes and the Guarantees thereof, the 6-3/8% Notes and the Guarantees (as defined in the 6-3/8% Notes Indenture), the Floating Rate Notes and the Guarantees (as defined in the Floating Rate Notes Indenture), and the 2003 Indentures;

                  (2) the incurrence by the Company or any Guarantor of Acquired Subscriber Debt not to exceed $1,750 per Acquired Subscriber (less any amount used to incur Indebtedness pursuant to clause (b) of the immediately preceding paragraph);

                  (3) the incurrence by the Company or any Guarantor of Deferred Payments and letters of credit with respect thereto;

                  (4) Indebtedness of the Company or any Guarantor in an aggregate principal amount not to exceed $1,050,000,000 at any one time outstanding;

                  (5) Indebtedness between and among the Company and any Guarantor;

                  (6) Acquired Debt of a Person incurred prior to the date upon which such Person was acquired by the Company or any Guarantor (excluding Indebtedness incurred by such entity other than in the ordinary course of its business in connection with, or in contemplation of, such entity being so acquired) in an amount not to exceed (A) $250 million in the aggregate for all such Persons other than those described in the immediately following clause (B); and (B) Acquired Debt owed to the Company or any of its Restricted Subsidiaries;

                  (7) Existing Indebtedness;

                  (8) the incurrence of Purchase Money Indebtedness by the Company or any Guarantor in an amount not to exceed the cost of construction, acquisition or improvement of assets used in any business permitted under Section
         4.16 of this Indenture, as well as any launch costs and insurance premiums related to such assets;

                  (9) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business and not for speculative purposes, it being understood that Hedging Obligations covering the principal amount of Indebtedness entered into in order to protect the Company or any of its Restricted Subsidiaries from fluctuation in interest rates on Indebtedness are deemed to be incurred in the ordinary course of business;

                  (10) Indebtedness of the Company or any Restricted Subsidiary in respect of performance bonds or letters of credit of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary incurred in the ordinary course of business and on ordinary business terms in connection with the businesses permitted under Section 4.16 of this Indenture;

                  (11) Indebtedness of the Company or any Guarantor the proceeds of which are used solely to finance the construction and development of a call center owned by the Company or any of its Restricted Subsidiaries or any refinancing thereof; provided that the aggregate of all Indebtedness incurred pursuant to this clause (11) shall in no event exceed $100 million at any one time outstanding;

                  (12) the incurrence by the Company or any Guarantor of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part Indebtedness referred to in the first paragraph of this Section
         4.09 or in clauses (1), (2), (3), (6), (7) or (8) above ("Refinancing Indebtedness"); provided, however, that:

                           (A) the principal amount of such Refinancing
         Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so exchanged, extended, refinanced, renewed, replaced, substituted or refunded and any premiums payable and reasonable fees, expenses, commissions and costs in connection therewith;

                           (B) the Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded; and

                           (C) the Refinancing Indebtedness shall be subordinated in right of payment to the Notes and the Guarantees, if at all, on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded (a "Permitted Refinancing");

                  (13) the guarantee by the Company or any Guarantor of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09;

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

                  (14) Indebtedness under Capital Lease Obligations of the Company or any Guarantor with respect to no more than five direct broadcast satellites at any time; and

                  (15) Indebtedness of the Company or any Restricted Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any Person in connection with workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to the Company or such Restricted Subsidiary pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business and consistent with industry practices.

                  For purposes of determining compliance with this Section 4.09, if an item of Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (15) above or is permitted to be incurred pursuant to the first paragraph of this Section 4.09 and also meets the criteria of one or more of the categories described in clauses (1) through (15) above, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

SECTION 4.10. Asset Sales.

                  If the Company or any Restricted Subsidiary, in a single transaction or a series of related transactions:

                  (a) sells, leases (in a manner that has the effect of a disposition), conveys or otherwise disposes of any of its assets (including by way of a sale-and-leaseback transaction), other than:

                  (1) sales or other dispositions of inventory in the ordinary course of business;

                  (2) sales or other dispositions to the Company or a Wholly Owned Restricted Subsidiary of the Company by the Company or any Restricted Subsidiary;

                  (3) sales or other dispositions of accounts receivable to DNCC for cash in an amount at least equal to the fair market value of such accounts receivable;

                  (4) sales or other dispositions of rights to construct or launch satellites; and

                  (5) sales or other dispositions permitted under Section 4.19 of this Indenture (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by the provisions of Article 5 of this Indenture); or

                  (b) issues or sells Equity Interests of any Restricted Subsidiary (other than any issue or sale of Equity Interests of ETC or a Subsidiary which constitutes a Non-Core Asset permitted under Section 4.19 of this Indenture);

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

in either case, which assets or Equity Interests: (1) have a fair market value in excess of $100 million (as determined in good faith by the Board of Directors evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee); or (2) are sold or otherwise disposed of for net proceeds in excess of $100 million (each of the foregoing, an "Asset Sale"), then:

                           (A) the Company or such Restricted Subsidiary, as the case may be, must receive consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors evidenced by a resolution of the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee not later than ten Business Days following a request from the Trustee, which certificate shall cover each Asset Sale made in the six months preceding the date of request, as the case may be) of the assets sold or otherwise disposed of; and

                           (B) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, must be in the form of:

                                    (x) cash, Cash Equivalents or Marketable
                           Securities;

                                    (y) any asset which is promptly (and in no
                           event later than 180 days after the date of transfer to the Company or a Restricted Subsidiary) converted into cash; provided that to the extent that such conversion is at a price that is less than the fair market value (as determined above) of such asset at the time of the Asset Sale in which such asset was acquired, the Company shall be deemed to have made a Restricted Payment in the amount by which such fair market value exceeds the cash received upon conversion; and/or

                                    (z) properties and capital assets (including
                           Capital Stock of an entity owning such property or assets so long as the receipt of such Capital Stock otherwise complies with Section 4.07 (other than clause (12) of the second paragraph thereof) to be used by the Company or any of its Restricted Subsidiaries in a business permitted under Section
                           4.16 of this Indenture;

provided, however, that up to $100 million of assets in addition to assets specified in clauses (x), (y) or (z) above at any one time may be considered to be cash for purposes of this clause (B), so long as the provisions of the next paragraph are complied with as such non-cash assets are converted to cash. The amount of any liabilities of the Company or any Restricted Subsidiary that are assumed by or on behalf of the transferee in connection with an Asset Sale (and from which the Company or such Restricted Subsidiary are unconditionally released) shall be deemed to be cash for the purpose of this clause (B).

                  The Net Proceeds from such Asset Sale shall be used only: to acquire assets used in, or stock or other ownership interests in a Person that upon the consummation of such Asset Sale, becomes a Restricted Subsidiary and will be engaged primarily in, a business permitted under Section 4.16 of this Indenture, to repurchase Notes, 6-3/8% Notes, Floating Rate Notes or

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

EDBS Notes, to prepay, repay or purchase other senior Indebtedness or, if the Company sells any of its satellites after launch such that the Company or its Restricted Subsidiaries own fewer than three in-orbit satellites, only to purchase a replacement satellite. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the preceding sentence within 365 days after such Asset Sale shall constitute "Excess Proceeds" and shall be applied to an offer to purchase Notes and other senior Indebtedness of the Company if and when required under Section 3.08 of this Indenture.

                  Clause (B) of the second preceding paragraph shall not apply to all or such portion of the consideration:

                  (1) as is properly designated by the Company in connection with an Asset Sale as being subject to this paragraph; and

                  (2) with respect to which the aggregate fair market value at the time of receipt of all consideration received by the Company or any Restricted Subsidiary in all such Asset Sales so designated does not exceed the amount that the Company and its Subsidiaries are permitted to designate as a result of the cash contributions made to the Company by EchoStar pursuant to another 2003 Indenture or any of the EDBS Notes Indentures plus, to the extent any such consideration did not satisfy clause (B)(x) or (B)(z) above, upon the exchange or repayment of such consideration for or with assets which satisfy either or both such clauses, an amount equal to the fair market value of such consideration (evidenced by a resolution of the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee as set forth in clause (A) above).

                  In addition, clause (B) above shall not apply to any Asset
         Sale:

                  (x) where assets not essential to the direct broadcast satellite business are contributed to a joint venture between the Company or one of its Restricted Subsidiaries and a third party that is not an Affiliate of EchoStar or any of its Subsidiaries; provided that following the sale, lease, conveyance or other disposition the Company or one of its Wholly Owned Restricted Subsidiaries owns at least 50% of the voting and equity interest in such joint venture;

                  (y) to the extent the consideration therefor received by the Company or any of its Restricted Subsidiaries would constitute Indebtedness or Equity Interests of a Person that is not an Affiliate of EchoStar, the Company or one of their respective Subsidiaries; provided that the acquisition of such Indebtedness or Equity Interests is permitted under the provisions of Section 4.07 of this Indenture; and

                  (z) where the assets sold are satellites, uplink centers or call centers; provided that, in the case of this clause (z), the Company and its Restricted Subsidiaries continue to own at least three satellites, one uplink center and one call center.

                  (c) Transactions described under clause (xii) of Section 4.11 of this Indenture shall not be subject to the requirements of this Section 4.10.

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SECTION 4.11. Limitation on Transactions with Affiliates.

                  The Company shall not and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any of its or their properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an "Affiliate Transaction"), unless:

                  (a) such Affiliate Transaction is on terms that are no less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Subsidiaries with an unrelated Person; and

                  (b) if such Affiliate Transaction involves aggregate payments in excess of $200 million, such Affiliate Transaction has either (i) been approved by a majority of the disinterested members of the Board of Directors or (ii) if there are no disinterested members of the Board of Directors, the Company or such Restricted Subsidiary has obtained the favorable opinion of an independent expert as to the fairness of such Affiliate Transaction to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, and the Company delivers to the Trustee no later than ten Business Days following a request from the Trustee a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction has been so approved and complies with clause (a) above;

provided, however, that

                           (i) the payment of reasonable fees, compensation or employee benefit arrangements to, and any indemnity provided for the benefit of, directors, officers, consultants or employees of EchoStar and its Subsidiaries in the ordinary course of business and consistent with industry practice;

                           (ii) transactions between or among the Company and its Wholly Owned Subsidiaries (other than Unrestricted Subsidiaries);

                           (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

                           (iv) transactions in the ordinary course of business, including loans, expense allowances, reimbursements or extensions of credit (including indemnity arrangements) between the Company or any of its Restricted Subsidiaries on the one hand, and any employee of the Company or any of its Restricted Subsidiaries, on the other hand;

                           (v) the granting and performance of registration rights for shares of Capital Stock of the Company under a written registration rights agreement approved by a majority of the members of the Board of Directors that are disinterested with respect to these transactions;

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

                           (vi) transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Subsidiaries, so long as a significant amount of Indebtedness or Capital Stock of the same class is also held by persons that are not Affiliates of the Company and these Affiliates are treated no more favorably than holders of the Indebtedness or the Capital Stock generally;

                           (vii) any dividend, distribution, sale, conveyance or other disposition of any assets of, or Equity Interests in, any Non-Core Assets or ETC or the proceeds of a sale, conveyance or other disposition thereof, in accordance with the provisions of this Indenture;

                           (viii) Restricted Payments that are permitted by
         Section 4.07 of this Indenture;

                           (ix) any transactions pursuant to agreements in effect on the date of this Indenture and any modifications, extensions or renewals thereof that are no less favorable to the Company or the applicable Restricted Subsidiary than such agreement as in effect on the date of such Indenture;

                           (x) so long as it complies with clause (a) above, the provision of backhaul, uplink, transmission, billing, customer service, programming acquisition and other ordinary course services by the Company or any of its Restricted Subsidiaries to Satellite Communications Operating Corporation and to Transponder Encryption Services Corporation on a basis consistent with past practice;

                           (xi) the provision of services to EchoStar and its Affiliates by the Company or any of its Restricted Subsidiaries so long as no cash or other assets are transferred by the Company or its Restricted Subsidiaries in connection with such transactions (other than up to $100 million in cash in any fiscal year and other than nonmaterial assets used in the operations of the business in the ordinary course pursuant to the agreement governing the provision of the services), and so long as such transaction or agreement is determined by a majority of the members of the Board of Directors to be fair to the Company and its Restricted Subsidiaries when taken together with all other such transactions and agreements entered into with EchoStar and its Affiliates;

                           (xii) the disposition of assets of the Company and its Restricted Subsidiaries in exchange for assets of EchoStar and its Affiliates so long as (i) the value to the Company in its business of the assets the Company receives is determined by a majority of the members of the Board of Directors to be substantially equivalent or greater than the value to the Company in its business of the assets disposed of, and (ii) the assets acquired by the Company and its Restricted Subsidiaries constitute properties and capital assets (including Capital Stock of an entity owning such property or assets so long as the receipt of such Capital Stock otherwise complies with
         Section 4.07 of this Indenture (other than clause (12) of the second paragraph thereof)) to be used by the Company or any of its Restricted Subsidiaries in a business permitted as described under Section 4.16 of this Indenture;

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                           (xiii) sales of Equity Interests (other than
         Disqualified Stock) to Affiliates of the Company; and

                           (xiv) any transactions between the Company or any Restricted Subsidiary of the Company and any Affiliate of the Company the Equity Interests of which Affiliate are owned solely by the Company or one of its Restricted Subsidiaries, on the one hand, and by Persons who are not Affiliates of the Company or Restricted Subsidiaries of the Company, on the other hand, shall, in each case, not be deemed Affiliate Transactions.

SECTION 4.12. Limitation on Liens.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13. Additional Subsidiary Guarantees.

                  If the Company or any Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) having a fair market value (as determined in good faith by the Board of Directors evidenced by a resolution of the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee no later than five Business Days following January 1 and July 1 of each year or ten days following a request from the Trustee, which Officers' Certificate shall cover the six months preceding January 1, July 1 or the date of request, as the case may be) exceeding the sum of $100 million in the aggregate for all such transfers after the Issue Date (fair market value being determined as of the time of such acquisition) to Restricted Subsidiaries that are not Guarantors, the Company shall, or shall cause each of such Subsidiaries to which any amount exceeding such $100 million (less such fair market value) is transferred to:

                           (i) execute and deliver to the Trustee a supplemental indenture to this Indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes on the terms set forth in this Indenture; and

                           (ii) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture and Guarantee have been duly authorized, executed and delivered by and are valid and binding obligations of such Subsidiary or such owner, as the case may be;

provided, however, that the foregoing provisions shall not apply to transfers of property or assets (other than cash) by the Company or any Guarantor in exchange for cash, Cash Equivalents or Marketable Securities in an amount equal to the fair market value (as determined in good faith by the Board of Directors evidenced by a resolution of the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee no later than five Business Days following January

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1 and July 1 of each year or ten days following a request from the Trustee, which Officers' Certificate shall cover the six months preceding January 1, July 1 or the date of request, as the case may be) of such property or assets. In addition, if (i) the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary or (ii) an Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary or otherwise ceases to be an Unrestricted Subsidiary, such Subsidiary shall execute a supplemental indenture to this Indenture and deliver an opinion of counsel, each as required in the preceding sentence; provided that no supplemental indenture or opinion shall be required if the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee no later than five Business Days following January 1 and July 1 of each year or ten days following a request from the Trustee, which certificate shall cover the six months preceding such January 1, July 1 or the date of request, as the case may
be) of all such Restricted Subsidiaries created, acquired or designated since the Issue Date (fair market value being determined as of the time of creation, acquisition or designation) does not exceed the sum of $100 million in the aggregate minus the fair market value of the assets transferred to any Subsidiaries of the Company which do not execute supplemental indentures pursuant to the preceding sentences; provided further that to the extent a Restricted Subsidiary is subject to the terms of any instrument governing Acquired Debt, as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition) which instrument or restriction prohibits such Restricted Subsidiary from issuing a Guarantee, such Restricted Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such Guarantee pursuant to the terms of such Acquired Debt.

SECTION 4.14. Corporate Existence.

                  Subject to Article 5 of this Indenture and the proviso set forth at the end of this Section 4.14, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a corporation, and subject to Sections 4.10 and 4.19, the corporate, partnership or other existence of any Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any Restricted Subsidiary and (ii) subject to Section 4.10 and 4.19, the rights (charter and statutory), licenses and of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15. Offer To Purchase Upon Change of Control.

                  Upon the occurrence of a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (the "Change of Control Payment"). Within 15 days following any Change of Control, the Company shall mail a notice to each Holder stating:

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                  (a) that the Change of Control Offer is being made pursuant to the covenant entitled "Section 4.15 -- Offer to Purchase Upon Change of
Control";

                  (b) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days after the date such notice is mailed (the "Change of Control Payment Date");

                  (c) that any Notes not tendered will continue to accrue interest in accordance with the terms of this Indenture;

                  (d) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (e) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (f) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

                  (g) any other information material to such Holder's decision to tender Notes.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes required in the event of a Change of Control.

SECTION 4.16. Limitation on Activities of the Company.

                  Neither the Company nor any of its Restricted Subsidiaries may engage in any business other than developing, owning, engaging in and dealing with all or any part of the business of domestic and international media, entertainment, electronics or communications, and reasonably related extensions thereof, including but not limited to the purchase, ownership, operation, leasing and selling of, and generally dealing in or with, one or more communications satellites and the transponders thereon, and communications uplink centers, the acquisition, transmission, broadcast, production and other provision of programming relating thereto and the manufacturing, distribution and financing of equipment (including consumer electronic equipment) relating thereto.

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SECTION 4.17. Intentionally Omitted.

SECTION 4.18. Accounts Receivable Subsidiary.

                  The Company:

                  (a) may, and may permit any of its Subsidiaries to, notwithstanding the provisions of Section 4.07 of this Indenture, make Investments in an Accounts Receivable Subsidiary:

                           (i) the proceeds of which are applied within five Business Days of the making thereof solely to finance:

                                    (A) the purchase of accounts receivable of
                  the Company and its Subsidiaries; or

                                    (B) payments required in connection with the
                  termination of all then existing arrangements relating to the sale of accounts receivable or participation interests therein by an Accounts Receivable Subsidiary (provided that the Accounts Receivable Subsidiary shall receive cash, Cash Equivalents and accounts receivable having an aggregate fair market value not less than the amount of such payments in exchange therefor); and

                           (ii) in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause (b) below;

                  (b) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to an Accounts Receivable Subsidiary except for consideration in an amount not less than that which would be obtained in an arm's length transaction and solely in the form of cash or Cash Equivalents; provided that an Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed 20% of the aggregate purchase price paid for all outstanding accounts receivable purchased by an Accounts Receivable Subsidiary since the Issue Date (and not written off or required to be written off in accordance with the normal business practice of an Accounts Receivable Subsidiary);

                  (c) shall not permit an Accounts Receivable Subsidiary to sell any accounts receivable purchased from the Company or its Subsidiaries or participation interests therein to any other Person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents or certificates representing undivided interests of a Receivables Trust; provided an Accounts Receivable Subsidiary may not sell such certificates to any other Person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents;

                  (d) shall not, and shall not permit any of its Subsidiaries to, enter into any guarantee, subject any of their respective properties or assets (other than the accounts receivable

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sold by them to an Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of an Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to an Accounts Receivable Subsidiary, other than obligations relating to breaches of representations, warranties, covenants and other agreements of the Company or any of its Subsidiaries with respect to the accounts receivable sold by the Company or any of its Subsidiaries to an Accounts Receivable Subsidiary or with respect to the servicing thereof; provided that neither the Company nor any of its Subsidiaries shall at any time guarantee or be otherwise liable for the collectibility of accounts receivable sold by them;

                  (e) shall not permit an Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase and sale of accounts receivable or participation interests therein of the Company and its Subsidiaries and activities incidental thereto;

                  (f) shall not permit an Accounts Receivable Subsidiary to incur any Indebtedness other than the Accounts Receivable Subsidiary Notes, Indebtedness owed to the Company and Non-Recourse Indebtedness; provided that the aggregate principal amount of all such Indebtedness of an Accounts Receivable Subsidiary shall not exceed the book value of its total assets as determined in accordance with GAAP;

                  (g) shall cause any Accounts Receivable Subsidiary to remit to the Company or a Restricted Subsidiary of the Company on a monthly basis as a distribution all available cash and Cash Equivalents not held in a collection account pledged to acquirers of accounts receivable or participation interests therein, to the extent not applied to:

                           (i) pay interest or principal on the Accounts Receivable Subsidiary Notes or any Indebtedness of such Accounts Receivable Subsidiary owed to the Company;

                           (ii) pay or maintain reserves for reasonable operating expenses of such Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements;

                           (iii) to finance the purchase of additional accounts receivable of the Company and its Subsidiaries; and

                  (h) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to, or enter into any other transaction with or for the benefit of, an Accounts Receivable Subsidiary:

                           (i) if such Accounts Receivable Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief against it in an involuntary case;

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                           (C) consents to the appointment of a custodian of it
         or for all or substantially all of its property;

                           (D) makes a general assignment for the benefit of its creditors; or

                           (E) generally is not paying its debts as they become due, or

                           (ii) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that

                           (A) is for relief against such Accounts Receivable Subsidiary in an involuntary case;

                           (B) appoints a Custodian of such Accounts Receivable Subsidiary or for all or substantially all of the property of such Accounts Receivable Subsidiary; or

                           (C) orders the liquidation of such Accounts
         Receivable Subsidiary, and, with respect to this clause (h)(ii), the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 4.19. Dispositions of ETC and Non-Core Assets.

                  Notwithstanding the provisions of Section 4.07 and Section
4.10 of this Indenture, in the event that the Indebtedness to Cash Flow Ratio of the Company would not have exceeded 6.0 to 1 on a pro forma basis after giving effect to the sale of all of the Equity Interests in or assets of ETC owned by the Company and its Subsidiaries, then:

                  (1) the payment of any dividend or distribution consisting of Equity Interests in or assets of ETC, or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets or the sale, conveyance or other disposition of Equity Interests in or assets of ETC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute a Restricted Payment;

                  (2) the sale, conveyance or other disposition of the Equity Interests in or assets of ETC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute an Asset Sale; and

                  (3) upon delivery of an Officers' Certificate to the Trustee evidencing satisfaction of the conditions to such release and a written request to the Trustee requesting such release, ETC shall be discharged and released from its Guarantee and, so long as the Company designates ETC as an Unrestricted Subsidiary, ETC shall be discharged and released from all covenants and restrictions contained in this Indenture;

provided that no such payment, sale, conveyance or other disposition (collectively, a "Payout") described in clauses (1) or (2) above shall be permitted if at the time of such Payout:

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

                  (a) after giving pro forma effect to such Payout, the Company would not have been permitted under Section 4.07 of this Indenture to make a Restricted Payment in an amount equal to the total (the "ETC Amount Due") of:

                           (i) the amount of all Investments (other than the contribution of:

                                    (x) title to the headquarters building of
                           ETC in Inverness, Colorado and the tangible assets therein to the extent used by ETC as of the date of this Indenture; and

                                    (y) patents, trademarks and copyrights
                           applied for or granted as of the date of this Indenture to the extent used by ETC or resulting from the business of ETC, in each case, to ETC);

                           made in ETC by the Company or its Restricted
                           Subsidiaries since the date of this Indenture (which, in the case of Investments in exchange for assets, shall be valued at the fair market value of each such asset at the time each such Investment was made); minus

                           (ii) the amount of the after-tax value of all cash returns on such Investments paid to the Company or its Wholly Owned Restricted Subsidiaries (or, in the case of a non-Wholly Owned Restricted Subsidiary, the pro rata portion thereof attributable to the Company); minus

                           (iii) $100 million; and

                  (b) any contract, agreement or understanding between ETC and the Company or any Restricted Subsidiary of the Company and any loan or advance to or guarantee with, or for the benefit of, ETC issued or made by the Company or one of its Restricted Subsidiaries, is on terms that are no less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiaries with an unrelated Person, all as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee, within ten Business Days of a request by the Trustee certifying that each such contract, agreement, understanding, loan, advance and guarantee has been approved by a majority of the members of the Board of Directors.

                  If at the time of such Payout, the condition set forth in clause (a) of the proviso of the preceding sentence cannot be satisfied, ETC may seek to have a Person other than the Company or one of its Restricted Subsidiaries pay in cash an amount to the Company or its Restricted Subsidiaries such that after taxes, such amount is greater than or equal to the ETC Amount Due or the portion of the ETC Amount Due which would not have been permitted to be made as a Restricted Payment by the Company; provided that such payment shall be treated for purposes of this Section 4.19 as a cash return on the Investments made in ETC; and provided further that for all purposes under this Indenture, such payment shall not be included in any calculation under clauses (iii)(A) through (iii)(E) of the first paragraph of Section 4.07 of this Indenture. To the extent that the ETC Amount Due or any portion thereof would have been permitted to be made as a Restricted Payment by the Company and was not paid by another

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

Person as permitted by the preceding sentence, the Company shall be deemed to have made a Restricted Payment in the amount of such ETC Amount Due or portion thereof, as the case may be.

                  Notwithstanding the provisions of Section 4.07 and Section
4.10 of this Indenture:

                  (1) the payment of any dividend or distribution consisting of Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets or the sale, conveyance or other disposition of Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute a Restricted Payment;

                  (2) the sale, conveyance or other disposition of the Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute an Asset Sale; and

                  (3) upon delivery of an Officers' Certificate to the Trustee evidencing satisfaction of the conditions to such release and a written request to the Trustee requesting such release, any such Non-Core Asset that is a Guarantor shall be discharged and released from its Guarantee and, so long as the Company designates such Non-Core Asset as an Unrestricted Subsidiary, such Non-Core Asset shall be released from all covenants and restrictions contained in this Indenture;

provided that no Payout of any Non-Core Asset shall be permitted such as described in clauses (1) and (2) above if at the time of such Payout:

                  (a) after giving pro forma effect to such Payout, the Company would not have been permitted under Section 4.07 of this Indenture to make a Restricted Payment in an amount equal to the total (the "Non-Core Asset Amount Due") of:

                           (i) the amount of all Investments made in such Non-Core Asset by the Company or its Restricted Subsidiaries since the Issue Date (which, in the case of Investments in exchange for assets, shall be valued at the fair market value of each such asset at the time each such Investment was made); minus

                           (ii) the amount of the after-tax value of all cash returns on such Investments paid to the Company or its Wholly Owned Restricted Subsidiaries (or, in the case of a non-Wholly Owned Restricted Subsidiary, the pro rata portion thereof attributable to the Company); minus

                           (iii) $100 million in the aggregate for all such Payouts and $25 million for any single such Payout; and

                  (b) any contract, agreement or understanding between or relating to a Non-Core Asset and the Company or a Restricted Subsidiary of the Company and any loan or advance to or guarantee with, or for the benefit of, a Restricted Subsidiary which is a Non-Core Asset issued or made by the Company or one of its Restricted Subsidiaries, is on terms that are less

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

favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiaries with an unrelated Person, all as evidenced by a resolution of the Board of Directors as set forth in an Officers' Certificate delivered to the Trustee, within ten Business Days of a request by the same, certifying that each such contract, agreement, understanding, loan, advance and guarantee has been approved by a majority of the Board of Directors.

                  If at the time of such Payout, the condition set forth in clause (a) of the proviso of the preceding sentence cannot be satisfied, such Restricted Subsidiary which is a Non-Core Asset may seek to have a Person other than the Company or one of its Restricted Subsidiaries pay in cash an amount to the Company such that, after taxes, such amount is greater than or equal to the Non-Core Asset Amount Due or the portion of the Non-Core Asset Amount Due which would not have been permitted to be made as a Restricted Payment by the Company; provided that such payment shall be treated for purposes of this Section 4.19 as a cash return on the Investments made in a Non-Core Asset and provided further that for all purposes under this Indenture, such payment shall not be included in any calculation under clauses (iii)(A) through (iii)(E) of the first paragraph of Section 4.07 of this Indenture. To the extent that the Non-Core Asset Amount Due or any portion thereof would have been permitted to be made as a Restricted Payment by the Company and was not paid by another Person as permitted by the preceding sentence, the Company shall be deemed to have made a Restricted Payment in the amount of such Non-Core Asset Amount Due or portion thereof, as the case may be.

                  Promptly after any Payout pursuant to the terms of this
Section 4.19, within ten Business Days of a request by the Trustee, the Company shall deliver an Officers' Certificate to the Trustee setting forth the Investments made by the Company or its Restricted Subsidiaries in ETC or a Non-Core Asset, as the case may be, and certifying that the requirements of this
Section 4.19 have been satisfied in connection with the making of such Payout.

                  Notwithstanding anything contained in this Section 4.19 to the contrary, any disposition of ETC or Non-Core Assets permitted pursuant to the EDBS Notes Indentures shall also be permitted pursuant to this Indenture and shall not be considered a "Restricted Payment" or "Asset Sale" for purposes of this Indenture.

SECTION 4.20. Payments For Consent.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of a Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.21. Termination or Suspension of Certain Covenants Under Certain
              Conditions.

                  If, on any date following the Issue Date, the Notes receive an Investment Grade rating from both Rating Agencies and no Default or Event of Default has occurred and is

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

continuing (a "Fall Away Event") then, beginning on that date and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, the provisions of the Indenture contained in Sections 3.08, 4.07, 4.09, 4.10, 4.11, 4.15, 4.18 and 4.19 and clause (d) of Section 5.01 (collectively, the "Fall Away Covenants") will no longer be applicable to the Notes.

                  In addition to the foregoing, during any period of time in which the Notes have an Investment Grade rating from one of the Rating Agencies and no Default or Event of Default has occurred and is continuing, then the Fall Away Covenants will not apply to the Notes.

                  Upon the termination or suspension of the Fall Away Covenants under either of the two foregoing paragraphs, the amount of Excess Proceeds for purposes of Section 3.08 of this Indenture shall be set at zero.

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01. Merger, Consolidation, or Sale of Assets of the Company.

                  The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

                  (a) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                  (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under this Indenture and the Notes pursuant to a supplemental indenture to this Indenture in form reasonably satisfactory to the Trustee;

                  (c) immediately after such transaction no Default or Event of Default exists; and

                  (d) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made

                           (i) will have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Consolidated Net Worth of the Company immediately preceding the transaction; and

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

                           (ii) would, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in Section 4.09.

                  Notwithstanding the foregoing, the Company may merge with another Person if

                  (a) the Company is the surviving Person;

                  (b) the consideration issued or paid by the Company in such merger consists solely of Equity Interests (other than Disqualified Stock) of the Company or Equity Interests of EchoStar; and

                  (c) immediately after giving effect to such merger (determined on a pro forma basis), the Company's Indebtedness to Cash Flow Ratio either (i) does not exceed 8.0:1 or (ii) does not exceed the Company's Indebtedness to Cash Flow Ratio immediately prior to such merger.

SECTION 5.02. Successor Corporation Substituted.

                  Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person has been named as the Company, herein.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

                  Each of the following constitutes an "Event of Default":

                  (a) default for 30 days in the payment when due of interest on the Notes;

                  (b) default in the payment when due of principal of the Notes at maturity, upon repurchase, redemption or otherwise;

                  (c) failure to comply with the provisions of Section 4.10,
Section 4.11 or Section 4.15;

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

                  (d) default under Section 4.07 or Section 4.09, which default remains uncured for 30 days, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Company pursuant to this Indenture;

                  (e) failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount then outstanding of the Notes to comply with any of its other agreements in this Indenture or the Notes;

                  (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company and any of its Restricted Subsidiaries), which default is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a "Payment Default"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $200 million or more;

                  (g) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $200 million or more; provided that any acceleration (other than an acceleration which is the result of a Payment Default under clause (f) above) of Indebtedness under the Outstanding Deferred Payments in aggregate principal amount not to exceed $200 million shall be deemed not to constitute an acceleration pursuant to this clause (g);

                  (h) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $100 million, which judgments are not stayed within 60 days after their entry;

                  (i) EchoStar, the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors;

                  (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against EchoStar, the Company or any Significant Subsidiary of the Company in an involuntary case;
(ii) appoints a custodian of EchoStar, the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of EchoStar, the Company or any Significant Subsidiary of the Company; or (iii) orders the liquidation of EchoStar or any Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days; and

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                  (k) any Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee.

SECTION 6.02. Acceleration.

                  If an Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (i) or (j) of Section 6.01 with respect to the Company or any Guarantor, all outstanding Notes shall become and be immediately due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

                  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or its Subsidiaries with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

                  All powers of the Trustee under this Indenture will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

SECTION 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

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SECTION 6.04. Waiver of Past Defaults.

                  Holders of not less than a majority in aggregate principal amount of Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

                  Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06. Limitation on Suits.

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. Rights of Holders of Notes To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such

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payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.

SECTION 6.08. Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), the Company's creditors or the Company's property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a
Note in any such proceeding.

SECTION 6.10. Priorities.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

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                  Second: to Holders of Notes for amounts due and unpaid on the
         Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes.

SECTION 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

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

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

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                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in
Article 4. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.01, 6.01(a) and 6.01(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

                  (h) Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder.

SECTION 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if any of the Notes are registered pursuant to the Securities Act), or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or

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Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. Reports by Trustee to Holders of the Notes.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA
Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which any Notes are listed. The Company shall promptly notify the Trustee when any Notes are listed on any stock exchange.

SECTION 7.07. Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except any such loss, liability or expense as may be attributable to the gross negligence, willful misconduct or bad faith of the Trustee. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

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

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company and obtaining the prior written approval of the FCC, if so required by the Communications Act, including Section 310(d) and the rules and regulations promulgated thereunder. The Holders of at least a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee (subject to the prior written approval of the FCC, if required by the Communications Act, including Section 310(d), and the rules and regulations promulgated thereunder) if:

                  (a) the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) the Trustee is no longer in compliance with the foreign ownership provisions of Section 310 of the Communications Act and the rules and regulations promulgated thereunder.

                  (d) a Custodian or public officer takes charge of the Trustee or its property; or

                  (e) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

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

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11. Preferential Collection of Claims Against Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. Option To Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Notes, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with

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

respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, or on the redemption date, as the case may be, (b) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.10,
2.11 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Notes.

SECTION 8.03. Covenant Defeasance.

                  Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in Sections 3.08, 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.18, 4.19 and 5.01 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for GAAP). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, Sections 6.01(c) through 6.01(h) and Section 6.01(k) shall not constitute Events of Default.

SECTION 8.04. Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 8.02 or Section 8.03 to the outstanding Notes:

                  (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated

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solely to, the benefit of the Holders of such Notes, (i) cash in U.S. Dollars,
(ii) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars, or (iii) a combination thereof, in such amounts, as will be sufficient in each case, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge (A) the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest and (B) any mandatory sinking fund payments or analogous payments applicable to the outstanding Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Notes;

                  (b) In the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, in so far as Section 6.01(i) or 6.01(j) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.02 or 8.03 was not made by the Company with the intent of preferring the Holders over any other creditors

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of the Company or with the intent of defeating, hindering, delaying or defrauding any of the other creditors of the Company or others; and

                  (g) The Company shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for or relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be) have been complied with as contemplated by this Section 8.04.

SECTION 8.05. Deposited Money and Government Securities To Be Held in Trust;
              Other Miscellaneous Provisions.

                  Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. Repayment to Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustees thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be

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less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07. Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Notes in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or
8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. Without Consent of Holders of Notes.

                  Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without the consent of any Holder of a Note:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees;

                  (c) to provide for the assumption of the Company's or the Guarantors' obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 or Article 10;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

                  Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and a resolution of the board of directors of each Guarantor and upon receipt by the Trustee of the documents described in
Section 11.04, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be

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obligated to enter into such amended or supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. With Consent of Holders of Notes.

                  The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees or any amended or supplemental indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Notwithstanding the foregoing, (a) Sections 3.08, 4.10 and 4.15 of this Indenture (including, in each case, the related definitions) may not be amended or waived without the written consent of at least 66-2/3% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and (b) without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes):

                  (a) reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

                  (c) reduce the rate of or change the time for payment of interest on any Note;

                  (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Note payable in money other than that stated in the Notes;

                  (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

                  (g) waive a redemption payment or mandatory redemption with respect to any Note; or

                  (h) make any change in the foregoing amendment and waiver provisions.

                  Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and a resolution of the board of directors of each Guarantor, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 11.04,

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the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

SECTION 9.03. Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture and the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

                  The Company may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.05 or (ii) such other date as the Company shall designate.

SECTION 9.05. Notation on or Exchange of Notes.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

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                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee To Sign Amendments, Etc.

                  The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither the Company nor any Guarantor may sign any amended or supplemental indenture until its board of directors approves it.

                                   ARTICLE 10

                                   GUARANTEES

SECTION 10.01. Guarantee.

                  Each of the Guarantors, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that:

                  (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each of the Guarantors, jointly and severally, will be obligated to pay the same immediately.

                  Each of the Guarantors, jointly and severally, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  Each of the Guarantors, jointly and severally, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice (except that the Trustee shall provide at least ten days' prior written notice to the Company on behalf of the Guarantors before taking any action for which the Communications Act and/or the FCC rules require such notice and which right to notice is not waivable by any Guarantor) and all demands whatsoever and covenant that this Guarantee will not be discharged

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except by complete performance of the Obligations guaranteed hereby. If any
Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  Each of the Guarantors, jointly and severally, agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby. Each of the Guarantors, jointly and severally, further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. Notwithstanding the foregoing, in the event that any Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the applicable Guarantor under its Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

                  The Guarantors hereby agree as among themselves that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits of this Indenture, the Notes or the Guarantees.

                  Nothing in this Section 10.01 shall apply to claims of, or payments to, the Trustee under or pursuant to the provisions of Section 7.07. Nothing contained in this Section 10.01 or elsewhere in this Indenture, the Notes or the Guarantees shall impair, as between any Guarantor and the Holder of any Note, the obligation of such Guarantor, which is unconditional and absolute, to pay to the Holder thereof the principal of, premium, if any, and interest on the Notes in accordance with their terms and the terms of the Guarantee and this Indenture, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law or hereunder or thereunder upon the occurrence of an Event of Default.

SECTION 10.02. Execution and Delivery of Guarantees.

                  To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit B shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents and attested to by an Officer. Each of the Guarantors, jointly and severally, hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. If an officer or Officer whose signature is on this Indenture or on the Guarantee of a Guarantor no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee of such

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Guarantor is endorsed, the Guarantee of such Guarantor shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 10.03. Merger, Consolidation or Sale of Assets of Guarantors.

                  Subject to Section 10.05, a Guarantor may not, and the Company will not cause or permit any Guarantor to, consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person other than the Company or another Guarantor unless:

                  (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                  (b) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Guarantor under this Indenture and the Notes pursuant to a supplemental indenture to this Indenture in form reasonably satisfactory to the Trustee; and

                  (c) immediately after such transaction no Default or Event of Default exists.

                  Nothing contained in this Indenture shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company. Except as set forth in Articles 4 and 5, nothing contained in this Indenture shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor that is a Restricted Subsidiary of the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor that is a Restricted Subsidiary of the Company.

SECTION 10.04. Successor Corporation Substituted.

                  Upon any consolidation, merger, sale or conveyance described in clauses (a) through (d) of Section 10.04, and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of any Guarantee previously signed by the Guarantor and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be issuable hereunder by such Guarantor and delivered to the Trustee. All the Guarantees so issued shall in all respects have the

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same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution of such Guarantee by such Guarantor.

SECTION 10.05. Releases from Guarantees.

                  If pursuant to any direct or indirect sale of assets (including, if applicable, all of the capital stock of any Guarantor) or other disposition by way of merger, consolidation or otherwise the assets sold include all or substantially all of the assets of any Guarantor or all of the capital stock of any such Guarantor, then such Guarantor or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such a Guarantor) shall be released and relieved of its obligations under its Guarantee or Section 10.03 and Section 10.04, as the case may be; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are applied in accordance with the provisions of
Section 4.10. In addition, a Guarantor shall be released and relieved of its obligations under its Guarantee or Section 10.03 and Section 10.04, as the case may be (1) if such Guarantor is dissolved or liquidated in accordance with the provisions of this Indenture; (2) if the Company designates any such Guarantor as an Unrestricted Subsidiary in compliance with the terms of this Indenture; or
(3) without limiting the generality of the foregoing, in the case of ETC or any Guarantor which constitutes a Non-Core Asset, upon the sale or other disposition of any Equity Interest of ETC or such Guarantor which constitutes a Non-Core Asset, respectively. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 or 4.20 if applicable, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Guarantee. Any such Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this
Article 10.

                                   ARTICLE 11

                                  MISCELLANEOUS

SECTION 11.01. Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 11.02. Notices.

                  Any notice or communication by the Company, any Guarantor or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                  If to the Company or any Guarantor:

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                           EchoStar DBS Corporation
                           5701 South Santa Fe Drive
                           Littleton, Colorado 80120
                           Telecopier No.: (303) 723-1699
                           Attention: David K. Moskowitz, Esq.

                  With a copy to:

                           Sullivan & Cromwell LLP
                           1870 Embarcadero Road
                           Palo Alto, California 94303
                           Telecopier No.: (650) 461-5600
                           Attention: Scott D. Miller, Esq.

                  If to the Trustee:

                           U.S. Bank National Association
                           60 Livingston Avenue
                           Saint Paul, Minnesota 55107
                           Telecopier No: (651) 495-8097
                           Attention: Corporate Trust Administration

                  The Company, any Guarantor or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder of a Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. Communication by Holders of Notes with Other Holders of Notes.

                  Holders of the Notes may communicate pursuant to TIA Section 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The

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Company, the Trustee, the Registrar and anyone else shall have the protection of
TIA Section 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05. Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. No Personal Liability of Directors, Officers, Employees,
               Incorporators and Stockholders.

                  No director, officer, employee, incorporator or stockholder of the Company, the Guarantors or any of their Affiliates, as such, shall have any liability for any obligations of the Company, the Guarantors or any of their Affiliates under the Notes, the Guarantees or this

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Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 11.08. Governing Law.

                  The internal law of the State of New York shall govern and be used to construe this Indenture, the Notes and the Guarantees.

SECTION 11.09. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of EchoStar, the Company or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. Successors.

                  All agreements of the Company and the Guarantors in this Indenture and the Notes and the Guarantees shall bind the successors of the Company and the Guarantors, respectively. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.11. Severability.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13. Table of Contents, Headings, Etc.

                  The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                           ECHOSTAR DBS CORPORATION,
                             a Colorado corporation

                           By: -s- David K. Moskowitz
                              --------------------------------------------
                              Name:
                              Title:

                           U.S. BANK NATIONAL ASSOCIATION, as Trustee

                           By: -s- Richard H. Prokosch
                              --------------------------------------------
                              Name: Richard H. Prokosch
                              Title: Vice President

                           ECHOSTAR SATELLITE CORPORATION
                           ECHOSTAR TECHNOLOGIES CORPORATION
                           ECHO ACCEPTANCE CORPORATION
                           ECHOSPHERE CORPORATION
                           DISH NETWORK SERVICE CORPORATION
                           ECHOSTAR INTERNATIONAL CORPORATION
                           as Guarantors

                           By: -s- David K. Moskowitz
                              --------------------------------------------
                              Name:
                              Title:

                                                                       EXHIBIT A

                                 [Face of Note]

                           5-3/4% Senior Note due 2008

Cert. No.
CUSIP No. [     ]

EchoStar DBS Corporation promises to pay to __________________ or its registered assigns the principal sum of _____________________ Dollars on October 1, 2008

Interest Payment Dates: April 1 and October 1, commencing April 1, 2004

Record Dates: March 15 and September 15 (whether or not a Business Day).

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

                                     ECHOSTAR DBS CORPORATION

                                     By: _______________________________________
                                         Title:

                                     By: _______________________________________
                                         Title:

(SEAL)

This is one of the Notes referred to in
the within-mentioned Indenture:

U.S. Bank National Association, as Trustee

By: _________________________________________
    Authorized Signatory

Dated:

                                 (Back of Note)

                  Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

                  (1) Interest. EchoStar DBS Corporation, a Colorado corporation (the "Company") promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest will accrue at 5-3/4% per annum and will be payable semi-annually in arrears in cash on each April 1 and October 1 of each year, commencing April 1, 2004, or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date") to Holders of record of the Notes at the close of business on the immediately preceding March 15 and September 15, whether or not a Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. To the extent lawful, the Company shall pay interest on overdue principal at the rate of the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. In addition, Holders may be entitled to the benefits of certain provisions of the Registration Rights Agreement.

                  (2) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Notes will be payable both as to principal and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders of Notes. Unless otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose.

                  (3) Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Company may act in any such capacity.

                  (4) Indenture. The Company issued the Notes under an Indenture, dated as of October 2, 2003 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are unsecured obligations of the Company.

                  (5) Optional Redemption. The Notes will be subject to redemption at the option of the Company, at any time in whole, or from time to time in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the applicable redemption date plus the "Make-Whole Premium" as set forth in the Indenture.

                  Notwithstanding the foregoing, at any time prior to October 1, 2006, the Company may redeem up to 35% of the aggregate principal amount of the Notes outstanding at a redemption price equal to 105.750% of the principal amount thereof on the redemption date, together with accrued and unpaid interest to such redemption date, with the net cash proceeds of any capital contributions or one or more public or private sales (including sales to EchoStar, regardless of whether EchoStar obtained such funds from an offering of Equity Interests or Indebtedness of EchoStar or otherwise) of Equity Interests (other than Disqualified Stock) of the Company (other than proceeds from a sale to any Subsidiary of the Company or any employee benefit plan in which the Company or any of its Subsidiaries participates); provided that: (a) at least 65% in aggregate of the originally issued principal amount of the Notes remains outstanding immediately after the occurrence of such redemption; and (b) the sale of such Equity Interests is made in compliance with the terms of the Indenture.

                  (6) Repurchase at Option of Holder. Upon the occurrence of a Change of Control, the Company will be required to offer to purchase on the Change of Control Payment Date all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase. Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  When the cumulative amount of Excess Proceeds that have not been applied in accordance with Section 4.10 (Asset Sales) or Section 3.08 (Offer to Purchase By Application of Excess Proceeds) of the Indenture, exceeds $100.0 million, the Company will be required to offer to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase. To the extent the Company or a Restricted Subsidiary is required under the terms of Indebtedness of the Company or such Restricted Subsidiary which is ranked equally with the Notes to make an offer to purchase such other Indebtedness with any proceeds which constitute Excess Proceeds under the Indenture, the Company shall make a pro rata offer to the holders of all other pari passu Indebtedness (including the Notes) with such proceeds. To the extent that the principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are subject to an offer to purchase will receive an Excess Proceeds Offer from the Company prior to any related Purchase Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  (7) Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder of Notes are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption unless the Company fails to redeem such Notes or such portions thereof.

                  (8) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder of a Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

                  (9) Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a Note shall be treated as its owner for all purposes.

                  (10) Amendments, Supplement and Waivers. Subject to certain exceptions, the Indenture or Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Notwithstanding the foregoing, (a) Sections 3.08 (Offer to Purchase by Application of Excess Proceeds), 4.10 (Asset Sales) and 4.15 (Offer to Repurchase Upon Change in Control) of the Indenture (including, in each case, the related definitions) may not be amended or waived without the written consent of at least 66 2/3% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and (b) without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes; reduce the rate of or change the time for payment of interest on any Note; waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); make any Note payable in money other than that stated in the Notes; make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes; waive a redemption payment or mandatory redemption with respect to any Note; or make any change in the foregoing amendment and waiver provisions. Notwithstanding the foregoing, without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees; to provide for the assumption of the Company's or any Guarantor's obligations to the Holders of the Notes in case of a merger or consolidation; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  (11) Defaults and Remedies. Each of the following constitutes an Event of Default:

                  (a) default for 30 days in the payment when due of interest on the Notes;

                  (b) default in payment when due of principal of the Notes at maturity, upon repurchase, redemption or otherwise;

                  (c) failure to comply with the provisions described under
         Section 4.15 (Offer to Purchase Upon Change in Control), Section 4.11 (Limitation on Transactions with Affiliates), or Section 4.10 (Asset Sales) of the Indenture;

                  (d) default under the provisions described under Section 4.07 (Limitation on Restricted Payments) or Section 4.09 (Incurrence of Indebtedness) of the Indenture which default remains uncured for 30 days, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Company pursuant to the Indenture;

                  (e) failure by the Company for 60 days after notice from the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes;

                  (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company and any of its Restricted Subsidiaries), which default is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a "Payment Default"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $200 million or more;

                  (g) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $200 million or more; provided that any acceleration (other than an acceleration which is the result of a Payment Default under clause (f) above) of Indebtedness under the Outstanding Deferred Payments in aggregate principal amount not to exceed $200 million shall be deemed not to constitute an acceleration pursuant to this clause (g);

                  (h) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $100 million, which judgments are not stayed within 60 days after their entry;

                  (i) EchoStar, the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors;

                  (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against EchoStar, the Company or any Significant Subsidiary of the Company in an involuntary case; (ii) appoints a custodian of EchoStar, the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of EchoStar, the Company or any Significant Subsidiary of the Company; or (iii) orders the liquidation of EchoStar or any Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days; and

                  (k) any Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee.

                  If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately (plus, in the case of an Event of Default that is the result of an action by the Company or any of its Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Notes contained in the Indenture or the Notes, an amount of premium that would have been applicable pursuant to the Notes or as set forth in the Indenture). Notwithstanding the foregoing, in the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries described in (i) above, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such holders' interest.

                  The holders of a majority in aggregate principal amount of the then outstanding Notes, by notice to the Trustee, may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes.

                  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

                  All powers of the Trustee under the Indenture will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

                  (12) Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

                  (13) No Personal Liabilities of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator or stockholder of the Company or any of its Affiliates, as such, shall have any liability for any obligations of the Company or any of its Affiliates under this Note or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                  (14) Guarantees. Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

                  (15) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  (16) Abbreviations. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (5 Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (17) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Request may be made to:

                  EchoStar DBS Corporation
                  5701 South Santa Fe Drive
                  Littleton, Colorado 80120
                  Attention: David K. Moskowitz, Esq.

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  (I) or (we) assign and transfer this Note to

________________________________________________________________________________

                  (Insert assignee's Soc. Sec. or tax I.D. no.)

________________________________________________________________________________

                  (Print or type assignee's name, address and zip code) and irrevocably appoint ______________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_____________

                                    Your Signature:_____________________________
                                                   (Sign exactly as your name
                                                   appears on the face of this
                                                   Note)

Signature Guarantee.

                  OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 3.08 or Section 4.15 of the Indenture check the appropriate box:

                  [ ]  Section 3.08                  [ ] Section 4.15

                  If you want to have only part of the Note purchased by the Company pursuant to Section 3.08 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:_____________

                              Your Signature:_____________________________
                                             (Sign exactly as your name
                                             appears on the face of this Note)

Signature Guarantee.

                          [ATTACHMENT FOR GLOBAL NOTES]

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                  PRINCIPAL
                                              AMOUNT OF            AMOUNT
                        AMOUNT OF             INCREASE          OF THIS GLOBAL         SIGNATURE OF
                       DECREASE IN            PRINCIPAL             NOTE                AUTHORIZED
                        PRINCIPAL              AMOUNT           FOLLOWING SUCH           OFFICER
     DATE OF            AMOUNT OF          OF THE GLOBAL         DECREASE (OR         OF TRUSTEE OR
     EXCHANGE        THIS GLOBAL NOTE           NOTE               INCREASE)          NOTE CUSTODIAN
----------------     ----------------      -------------        ----------------      --------------


                                                                       EXHIBIT B

                                FORM OF GUARANTEE

                  [Name of Guarantor] and its successors under the Indenture, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally guarantees (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of EchoStar DBS Corporation (the "Company") to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (iii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

                  No stockholder, officer, director or incorporator, as such, past, present or future, of [name of Guarantor] shall have any personal liability under this Guarantee by reason of his or its status as such stockholder, officer, director or incorporator. This Guarantee shall be binding upon [name of Guarantor] and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

                  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                                      [NAME OF GUARANTOR]

                                      By:______________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF TRANSFER

EchoStar DBS Corporation
5701 South Santa Fe Drive
Littleton, Colorado 80120

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota  55107

                  Re: 5-3/4 % Senior Notes due 2008

                  Reference is hereby made to the Indenture, dated as of October 2, 2003 (the "Indenture"), among EchoStar DBS Corporation, as issuer (the "Company"), the Guarantors named therein and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $____ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

1.       [ ]      CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
                  INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT
                  TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States
                  Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule
                  144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United
                  States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement
                  Legend printed on the 144A Global Note and/or the Definitive
                  Note and in the Indenture and the Securities Act.

2.       [ ]      CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
                  INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE
                  PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
                  (i) the Transfer is not being made to a Person in the United
                  States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or
                  (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule
                  904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person
                  (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive
                  Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the
                  Indenture and the Securities Act.

3.       [ ]      CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A
                  BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY
                  PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR
                  REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive
                  Notes and pursuant to and in accordance with the Securities
                  Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a)      [ ]      such Transfer is being effected pursuant to
                                    and in accordance with Rule 144 under the Securities Act; or

                  (b)      [ ]      or such Transfer is being effected to the
                                    Company or a subsidiary thereof;

                                    or

                  (c)      [ ]      such Transfer is being effected pursuant to
                                    an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.       [ ]      CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
                  INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED
                  DEFINITIVE NOTE.

                  (a)      [ ]      CHECK IF TRANSFER IS PURSUANT TO RULE 144.
                                    (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfe restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or
                                    Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted
                                    Definitive Notes and in the Indenture.

                  (b)      [ ]      CHECK IF TRANSFER IS PURSUANT TO REGULATION
                                    S. (i) The Transfer is being effected
                                    pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or
                                    Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted
                                    Definitive Notes and in the Indenture.

                  (c)      [ ]      CHECK IF TRANSFER IS PURSUANT TO OTHER
                                    EXEMPTION. (i) The Transfer is being
                                    effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or
                                    Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted
                                    Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                    __________________________________________
                                    [Insert Name of Transferor]

                                    By: ______________________________________
                                        Name:
                                        Title:

Dated:_________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a)      [ ]      a beneficial interest in the:

                  (i)      [ ]      144A Global Note (CUSIP ___________), or

                  (ii)     [ ]      Regulation S Global Note (CUSIP _______), or

         (b)      [ ]      a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a)      [ ]      a beneficial interest in the:

                  (i)      [ ]      144A Global Note (CUSIP ___________), or

                  (ii)     [ ]      Regulation S Global Note (CUSIP _______), or

                  (iii)    [ ]      Unrestricted Global Note (CUSIP ______),  or

         (b)      [ ]      a Restricted Definitive Note; or

         (c)      [ ]      an Unrestricted Definitive Note, in accordance with
                           the terms of the Indenture.

                                                                       EXHIBIT D

                         FORM OF CERTIFICATE OF EXCHANGE

EchoStar DBS Corporation
5701 South Santa Fe Drive
Littleton, Colorado 80120

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota  55107

                        Re: 5-3/4% Senior Notes due 2008

                               (CUSIP ___________)

                  Reference is hereby made to the Indenture, dated as of October 2, 2003 (the "Indenture"), among EchoStar DBS Corporation, as issuer (the "Company"), the Guarantors named therein and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  _______________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] _ 144A Global Note, _ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                           ______________________________________
                           [Insert Name of Transferor]

                           By: ___________________________________
                               Name:
                               Title:

Dated:_________________